EXHIBIT 4.2

J.P. Morgan Physical Copper Trust

MASTER TERMS ADDENDUM

Effective as of [●], 2011

MASTER TERMS ADDENDUM

TABLE OF CONTENTS

Page
1	Definitions	1
2	Warehouse Accounts	9
3	Summary of Daily Operations	12
4	Creation Operations	14
5	Redemption Operations	19
6	Fees and Expenses	23
7	Daily Valuation and Reporting	26
8	Change in Cheapest-To-Deliver-Location	32
9	Warehouse Locations	33
10	Suspensions	35
11	Amendment	36
12	Distributions	36
13	Dissolution of the Trust	37

MASTER TERMS ADDENDUM

Effective as of [●], 2011

1.	Definitions.

For purposes of this Addendum (as defined below), the following terms shall have the meanings set forth below. Capitalized terms used but not defined in the Agreement (as defined below) shall have the meanings ascribed to such terms in this Addendum.

“Acceptable Delivery Brand” means, at any time, any LME-approved brand of Copper that is, at such time, approved and registered with the LME as “good delivery” against LME warrants and conforms to the specifications covering quality, shape and weight as defined by the special contract rules of the LME. If the LME announces that a brand of Copper will be de-registered, any Copper of such brand held by the Trust shall cease to be treated as being of an Acceptable Delivery Brand for purposes herein on the earlier of (a) if the LME has announced a date upon which such brand will be de-registered, such date specified in such announcement and (b) if the LME has announced that such brand will be de-registered but has not specified a date upon which such brand will be de-registered, a date specified by the Sponsor in its discretion, notice of which shall have been provided by the Sponsor to the Administrative Agent and the Warehouse Administrator.

“Accrued Unpaid Trust Expenses” means, with respect to any Business Day, the total amount of any accrued unpaid Sponsor’s Fee and all accrued unpaid Other Expenses as of and including such Business Day.

“Addendum” means this Master Terms Addendum, as amended or supplemented in accordance with its terms.

“Adjustment” shall have the meaning set forth in Section 7(d)(i)(A) of this Addendum.

“Administrative Agent” means J.P.Morgan Treasury Securities Services, a division of JPMorgan Chase Bank, National Association, a national banking organization organized under the laws of the United States of America, in its capacity as administrative agent for the Trust.

“Administrative Agency Agreement” means, collectively, the agreements entered into by and among the Trust, the Sponsor and the Administrative Agent establishing the Administrative Agent’s relationship with the Sponsor and the Trust.

“Aggregate Creation Unit Weight” means, with respect to any Creation Order or Redemption Order, as applicable, a weight of Copper, expressed in Metric Tons, equal to (a) the number of Creation Units specified in any such Creation Order or Redemption Order, as applicable, multiplied by (b) the Creation Unit Weight in effect for such Business Day.

“Aggregated Lots” means, as the context requires, the Initial Aggregated Lots or the Remaining Aggregated Lots.

“Agreement” means the agreement to which this Addendum is attached.

“Authorized Participant” means any entity which has executed an Authorized Participant Agreement and, subject to the terms of such Authorized Participant Agreement, is thereby permitted to place Creation Orders or Redemption Orders.

“Authorized Participant Agreement” means, with respect to each Authorized Participant, the agreement entered into by such Authorized Participant and the Sponsor which provides the procedures for placing Creation Orders and Redemption Orders.

“Business Day” means any day on which the Exchange is scheduled to be open for regular trading and that is not a holiday in London, England.

“Cheapest-to-Deliver Location” means, at any time, the Warehouse Location in which the Trust holds Copper that has the lowest Locational Premium at such time, as determined by the Valuation Agent in its sole discretion pursuant to the terms of the Valuation Agreement.

“Cheapest-to-Deliver Rotation Procedure” shall have the meaning set forth in Section 8 of this Addendum.

“Copper” means Grade A Copper, as defined under the standards promoted and maintained by the LME and currently conforming to the standard BS EN 1978:1998 (Cu-CATH-1).

“Creation Order” means an order for the creation of one or more Creation Units submitted by an Authorized Participant in an Order Form.

“Creation Overweight” means, with respect to any Creation Order, the weight of Copper by which (a) the aggregate actual weight of the Whole Lots specified in such Creation Order by an Authorized Participant to be transferred from a Private Account of such Authorized Participant in connection with such Creation Order exceeds (b) the Aggregate Creation Unit Weight for such Creation Order.

“Creation Underweight” means, with respect to any Creation Order, the weight of Copper by which (a) the aggregate actual weight of the Whole Lots specified in such Creation Order by an Authorized Participant to be transferred from a Private Account of such Authorized Participant in connection with such Creation Order falls short of (b) the Aggregate Creation Unit Weight for such Creation Order.

“Creation Unit” means a block of 2,500 Shares.

“Creation Unit Ratio” means, with respect to any Business Day, the ratio, calculated pursuant to Section 7(a)(iii) of this Addendum, used to determine the weight of Copper an Authorized Participant or the Trust would be required to transfer in order to satisfy the delivery requirements for a Creation Order or a Redemption Order in respect of one Creation Unit on such Business Day.

“Creation Unit Weight” means, with respect to any Business Day, the weight of Copper, calculated pursuant to Section 7(a)(iv) of this Addendum, that an Authorized Participant or the Trust would be obligated to transfer in connection with a Creation Order or Redemption Order in respect of one Creation Unit on such Business Day.

“Cut-Off Time” means, with respect to any Business Day, (a) 4:00 p.m. New York City time on such Business Day or (b) another time agreed to by the Sponsor, the Administrative Agent and the Warehouse Administrator of which each Authorized Participant shall have been notified.

“Determination” shall have the meaning set forth in Section 7(d)(i)(A) of this Addendum.

“Divided Lot” means any Whole Lot of Copper that has been divided into Fractional Lots held at a Warehouse Location by an Authorized Participant in a Reserve Account and by the Trust in a Trust Account.

“Error-Related Losses” shall have the meaning set forth in Section 7(d)(vi) of this Addendum.

“Exchange” means NYSE Arca, where Shares are listed and traded.

“First-Out IIV” means an intraday indicative value per Share calculated pursuant to Section 7(b)(i) of this Addendum and disseminated approximately every fifteen (15) seconds during the Exchange trading day that represents, as of the time of such calculation, the hypothetical U.S. dollar value per Share of the Copper that would need to be transferred to or from the Trust to create or redeem one Share included in a Creation Unit, assuming that Copper in the Cheapest-to-Deliver Location was used for such creation or redemption.

“Fractional Lot” means interests in Copper that represent a fractional portion of a Whole Lot that has been notionally divided into two fractional portions by the Warehouse Administrator through a book-entry procedure with each portion held at the relevant Warehouse Location, respectively, by an Authorized Participant in a Reserve Account and by the Trust in a Trust Account.

“Gross Asset Value” means, with respect to any Business Day, an amount equal to the aggregate value in U.S. dollars of all Whole Lots and Fractional Lots of Copper held by the Trust in each Warehouse Location, calculated using the LME Settlement Price as of such Business Day plus the applicable Locational Premia, after giving effect to, as applicable, (i) any Cheapest-to-Deliver Rotation Procedure, (ii) any Creation Orders and (iii) any Redemption Orders, but before the selection of Lots of Copper for the purpose of paying Accrued Unpaid Trust Expenses on such Business Day.

“Henry Bath Group” means, collectively, the members of the Henry Bath Group of companies, each of which is a wholly owned subsidiary of J.P. Morgan Ventures Energy Corporation.  As of the date of the Agreement, the Henry Bath Group includes Henry Bath & Son Ltd., Henry Bath LLC, Henry Bath Singapore Pte Ltd., Henry Bath BV and Henry Bath Italia Srl.

“Identified Error or Omission” shall have the meaning set forth in Section 7(d)(i)(B) of this Addendum.

“Initial Aggregated Lots” means, collectively, all the Divided Lots referred to in Section 8(a) of this Addendum and the Whole Lots referred to in Section 8(a) of this Addendum.

“Liquidation IIV” means an intraday indicative value per Share calculated pursuant to Section 7(b)(ii) of this Addendum and disseminated approximately every fifteen (15) seconds during the Exchange trading day that represents, as of the time of such calculation, the hypothetical U.S. dollar value of all of the Copper owned by the Trust divided by the number of Shares then outstanding.

“LME” means the London Metal Exchange or any successor exchange.

“LME Settlement Price” means, with respect to any Business Day, the official cash sellers’ price per Metric Ton of Copper on the LME, stated in U.S. dollars, as determined by the LME at the end of the morning’s second ring session for Copper on each day that the LME is open for trading and displayed on Bloomberg page “LOCADY <comdty>“ or any successor page.

“Locational Premium” means, with respect to any Business Day and each Permitted Warehouse Location, the amount in U.S. dollars that is equal to the average value of Copper per Metric Ton for such Permitted Warehouse Location on such Business Day minus the Settlement Price of Copper on such Business Day, as determined by the Valuation Agent and provided to the Administrative Agent pursuant to the Valuation Agreement for any such Business Day.  For the avoidance of doubt, a Locational Premium may be a positive or negative amount.

“Loss Amount” shall have the meaning set forth in Section 7(d)(vi) of this Addendum.

“Losses” shall have the meaning set forth in Section 7(d)(v) of this Addendum.

“Lot” or “Whole Lot” means a singularly identifiable amount of Copper (separately identifiable by its own unique number) generally constituted by bound parcels of Copper and corresponding to a weight of 25 Metric Tons, subject to a Copper market accepted tolerance of plus or minus 2% of the weight for such amount of Copper.

“Metric Ton” means 1 metric ton, which is equivalent to 1,000 kilograms or approximately 2,204.62262 pounds or 32,150.7466 troy ounces.

“NAV per share” means, with respect to any Business Day, an amount in U.S. dollars for each Share equal to the Net Asset Value of the Trust divided by the number of Shares outstanding on such Business Day, after accounting for any creations or redemptions for such Business Day.

“Net Asset Value” means, with respect to any Business Day, an amount in U.S. dollars equal to the Gross Asset Value of the Trust as of such Business Day minus Accrued Unpaid Trust Expenses as of such Business Day.

“Order Date” means (a) with respect to a Creation Order, the Business Day on which such Creation Order is deemed to be complete in accordance with Section 4 of this Addendum and (b) with respect to a Redemption Order, the Business Day on which such Redemption Order is deemed to be complete in accordance with Section 5 of this Addendum.

“Order Form” means the order form set forth as Appendix B hereto or any other web-based order form that is to be used by an Authorized Participant to submit Creation Orders and/or Redemption Orders that may be made available by the Trust or its agent, in each case as amended from time to time.

“Organizational Expenses” means (a) all costs of organizing the Trust and the initial sale of the Shares, including all legal fees and expenses relating thereto and (b) the initial SEC registration fees.

“Other Expenses” shall have the meaning set forth in Section 6(b) of this Addendum.

“Periodic Fees” means all periodic fees chargeable to the Trust by the Administrative Agent, the Valuation Agent, the Trustee and the Warehouse-keeper.

“Permitted Warehouse Location” means, at any time, any storage location of the Warehouse-keeper listed on Appendix A to this Addendum, where the Trust, the Sponsor and any Authorized Participant may store Copper from time to time pursuant to the terms of the relevant Warehouse Agreement. A storage location may be added to or removed from Appendix A pursuant to Sections 9(a) and 9(a) of this Addendum.

“Person” means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, statutory or common law trust, unincorporated organization or government or any agency or political subdivision thereof.

“Private Account” means an account, at each Permitted Warehouse Location, holding the private ownership interest in Copper (if any) of an Authorized Participant or the Sponsor, respectively, at such Warehouse Location, which is governed by the applicable Warehouse Agreement.

“Private Lot Transfer” means the transfer and allocation via book-entry of Lots of Copper from an Authorized Participant’s Private Account at a Permitted Warehouse Location to any other account (other than the Trust Account), including, without limitation, to such Authorized Participant’s Reserve Account or to any third-party account, in each case held at such Permitted Warehouse Location.

“Redemption Order” means an order for the redemption of one or more Creation Units submitted by an Authorized Participant in an Order Form.

“Redemption Underweight” means, with respect to any Redemption Order, the weight by which (a) the aggregate actual weight of Whole Lots of Copper to be transferred from the Trust Account in accordance with the Selection Protocol to a redeeming Authorized Participant in connection with such Redemption Order falls short of (b) the Aggregate Creation Unit Weight of Copper required to be transferred from the Trust to such Authorized Participant in connection with such Redemption Order.

“Remaining Aggregated Lots” shall have the meaning set forth in Section 8(c)(iii) of this Addendum.

“Reserve Account” means an account, at each Permitted Warehouse Location, holding the segregated ownership interests in Copper (if any) of an Authorized Participant at such Permitted Warehouse Location on any Business Day for the purpose of (a) facilitating the creation and redemption of Creation Units and (b) holding separate any Fractional Lot owned by such Authorized Participant on such Business Day at such Warehouse Location. A Reserve Account may also hold any Whole Lots of Copper transferred to such Reserve Account from such Authorized Participant’s Private Account at such Warehouse Location pursuant to a Private Lot Transfer. Each such Reserve Account is governed by such Authorized Participant’s Warehouse Agreement and is additionally subject to certain terms and conditions in such Authorized Participant’s Authorized Participant Agreement.

“Reserve Account Transfer” means (a) any Reserve Lot Transfer; and (b) any Private Lot Transfer to the relevant Authorized Participant’s Reserve Account at the applicable Warehouse Location.

“Reserve Lot Transfer” means the transfer and allocation via book-entry of Whole Lots, but no Fractional Lot, of Copper from an Authorized Participant’s Reserve Account at a Warehouse Location to such Authorized Participant’s Private Account at such Warehouse Location.

“Restricted Lot” means, at any time, any Lot of Copper that has been delivered from the Trust into a Private Account of an Authorized Participant in connection with a Redemption Order pursuant to Section 5 of this Addendum prior to the delivery of Shares to the Trust by such Authorized Participant in settlement of such Redemption Order.

“SEC” means the U.S. Securities and Exchange Commission.

“Selected Warehouse Location” means, as the context requires, the Warehouse Location of any Lot selected pursuant to clauses (a)(i)(A), (a)(ii)(A) or (b)(i) of the definition of “Selection Protocol” herein.

“Selecting Lots” means the process by which the Administrative Agent selects, pursuant to the Selection Protocol, as applicable, (a) specific Lots of Copper of an Acceptable Delivery Brand to be used for (i) the reconciliation of any Creation Overweight or Creation Underweight when issuing Creation Units, (ii) the reconciliation of any Redemption Underweight when redeeming Creation Units, (iii) the calculation and payment of Trust Expenses or (iv) the reallocation of ownership interests in Copper pursuant to the Cheapest-to-Deliver Rotation Procedure and (b) specific Lots of Copper (including, for such purposes, Lots that are not of an Acceptable Delivery Brand) to be used for satisfying any Redemption Orders accepted on any Business Day.

“Selection Protocol” means, on any Business Day,

(a)           with respect to the Administrative Agent’s Selecting Lots in connection with satisfying any Redemption Orders, the order of priority for such Lots determined in accordance with the following order of priority:

(i)            initially, with respect to Lots that are not of an Acceptable Delivery Brand:

(A)           first, Lots shall be selected first from the Cheapest-to-Deliver Location, and then successively from other Warehouse Locations based on a ranking of their respective Locational Premia from lowest to highest;

(B)           second, if there are multiple Lots in the Selected Warehouse Location, Lots in such Selected Warehouse Location shall be selected based on the date such Lots were first delivered to the relevant Warehouse Account, with the earliest delivered Lot being selected first;

(C)           third, if there are multiple Lots in the Selected Warehouse Location that were first delivered to the relevant Warehouse Account on the same date, Lots shall be selected based on the actual weight of the Lots, with the Lot having the lowest actual weight being selected first;

(ii)            next, with respect to Lots that are of an Acceptable Delivery Brand:

(A)           first, Lots shall be selected first from the Cheapest-to-Deliver Location, and then successively from other Warehouse Locations based on a ranking of their respective Locational Premia from lowest to highest;

(B)           second, if there are multiple Lots in the Selected Warehouse Location, Lots in such Selected Warehouse Location shall be selected based on the date such Lots were first delivered to the relevant Warehouse Account, with the earliest delivered Lot being selected first;

(C)           third, if there are multiple Lots in the Selected Warehouse Location that were first delivered to the relevant Warehouse Account on the same date, Lots shall be selected based on the actual weight of the Lots, with the Lot having the lowest actual weight being selected first; and

(b)           with respect to the Administrative Agent’s Selecting Lots in all circumstances other than Selecting Lots in connection with satisfying a Redemption Order, the order of priority for such Lots determined in accordance with the following order of priority:

(i)            first, Lots shall be selected first from the Cheapest-to-Deliver Location, and then successively from other Warehouse Locations based on a ranking of their respective Locational Premia from lowest to highest;

(ii)            second, if there are multiple Lots in the Selected Warehouse Location, Lots in such Selected Warehouse Location shall be selected based on the date such Lots were first delivered to the relevant Warehouse Account, with the earliest delivered Lot being selected first;

(iii)            third, if there are multiple Lots in the Selected Warehouse Location that were first delivered to the relevant Warehouse Account on the same date, Lots shall be selected based on the actual weight of the Lots, with the Lot having the lowest actual weight being selected first.

“Service Provider” shall have the meaning set forth in Section 7(d)(vi) of this Addendum.

“Settlement Price” shall have the same meaning as LME Settlement Price as described above.

“Shares” means shares of the Trust created under the Trust Agreement, each representing a fractional undivided beneficial interest in the Trust, which interest shall equal a fraction, the numerator of which is 1 and the denominator of which is the total number of Shares outstanding.

“Sponsor” means J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company, or any successor thereof.

“Sponsor Expenses” means, with respect to any Business Day, all (a) Organizational Expenses, (b) Periodic Fees, (c) customary periodic audit fees of the Trust and (d) insurance premiums owed or payable in connection with insurance coverage (if any) relating to the Copper held in the Trust Accounts.

“Sponsor’s Fee” shall have the meaning set forth in Section 6(a) of this Addendum.

“Sponsor’s Fee Percentage” shall have the meaning set forth in Section 6(a) of this Addendum.

“Trading Day” means any day on which the Exchange is scheduled to be open for regular trading.

“Transaction Fee” means the fee payable by an Authorized Participant to the Administrative Agent in connection with a Creation Order or a Redemption Order, which shall be a fixed dollar amount regardless of the number of Creation Units created or redeemed and which may be increased or decreased, for all Authorized Participants or on a case-by-case basis, by the Administrative Agent with the consent of the Sponsor.

“Trust” means the J.P. Morgan Physical Copper Trust, a Delaware statutory law trust formed pursuant to the Trust Agreement.

“Trust Account” means an account, at each Warehouse Location, holding the Whole Lot(s) and Fractional Lot(s) of Copper owned by the Trust at such Warehouse Location. Each such Trust Account is governed by the Trust’s Warehouse Agreement and is additionally subject to certain terms and conditions set forth in the Trust Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of [●], as amended from time to time, between the Sponsor and the Trustee.

“Trust Expenses” shall have the meaning set forth in Section 6(b) of this Addendum.

“Trustee” means Wilmington Trust Company, a corporation organized under the laws of the State of Delaware with trust powers, or any successor trustee, acting not in its individual capacity but solely as Trustee.

“Valuation Agent” means Metals Bulletin Ltd., a United Kingdom limited company, or any successor valuation agent.

“Valuation Agreement” means the valuation agreement, dated February 25, 2011, between the Sponsor and the Valuation Agent, as amended or supplemented from time to time.

“Warehouse Account” means, as applicable, a Trust Account, a Reserve Account or a Private Account; “Warehouse Accounts” means, collectively, the Trust Accounts, the Reserve Accounts and the Private Accounts.

“Warehouse Administrator” means Henry Bath & Son Ltd., a member of the Henry Bath Group, in its capacity as administrator for the Warehouse-keeper with respect to the activities of the Warehouse-keeper under the Warehouse Agreements.

“Warehouse Agreements” means, collectively, the various warehouse agreements entered by and between (a) the Trust, the Warehouse-keeper and the Warehouse Administrator, (b) each Authorized Participant, the Warehouse-keeper and the Warehouse Administrator and (c) the Sponsor, the Warehouse-keeper and the Warehouse Administrator, in each case establishing the relevant party’s relationship with the Warehouse-keeper pursuant to the terms and conditions set forth therein.

“Warehouse-keeper” means, collectively, the Warehouse-Keeper Entities.

“Warehouse-keeper Entity” means, at any time and as the context requires, the relevant member of the Henry Bath Group that is listed on Schedule HB of each Warehouse Agreement.

“Warehouse Location” means, with respect to any Business Day, any Permitted Warehouse Location where Copper is held in the Trust Account and/or in any Reserve Account at such Permitted Warehouse Location on such Business Day.

“Warehouse Receipt” means a warehouse receipt issued by the Warehouse Administrator representing Copper physically delivered to or held at any Permitted Warehouse Location in accordance with terms of the applicable Warehouse Agreement(s).

“Website” means the website of the Trust, which may be maintained by either the Sponsor or the Sponsor’s agent.

“weight” means, with respect to any Lot of Copper, the net weight of the actual Copper in such Lot measured in Metric Tons (and calculated to the nearest 0.001 Metric Ton) and does not include the weight of any bindings, straps, wooden platforms (pallets), or any temporary or permanent storage mechanisms.

2.	Warehouse Accounts.

As authorized pursuant to the Warehouse Agreements, the Warehouse Administrator shall utilize a book-entry procedure consisting of the Warehouse Accounts to which will be credited Warehouse Receipts representing the ownership by the Trust, the Sponsor and each Authorized Participant, as applicable, of specific Whole Lots and Fractional Lots of Copper held by such parties at the relevant Permitted Warehouse Locations.  For purposes of this Addendum, all references to Copper, or any Whole Lot or Fractional Lot of Copper, being held, delivered, allocated, reflected, withdrawn, removed or otherwise existing in or transferred to or from one or more Warehouse Accounts shall assume the application of such book-entry procedure, including the crediting and debiting of any corresponding Warehouse Receipts, as applicable, in accordance with the terms of the applicable Warehouse Agreement.

(a)           The Warehouse Accounts of the Trust: The Trust Accounts. The Warehouse Accounts of the Trust shall consist of Trust Accounts.

(i)           Establishment, Composition and Ownership. The Trust shall establish a separate Trust Account at each Permitted Warehouse Location pursuant to the terms of the Trust’s Warehouse Agreement, the initial balance of each of which shall be zero.  Each such Trust Account shall reflect the Whole Lots and Fractional Lots of Copper, if any, held by the Trust at such Warehouse Location at any time.  All Copper held in the Trust Accounts at any time shall be the property of the Trust.

(ii)           Fees and Expenses. Subject to Section 6(c)(ii)(E) of this Addendum, the Sponsor shall pay, on behalf of the Trust, the fees and expenses incurred by the Trust with respect to the storage of Copper held in the Trust Accounts.

(iii)           Instructions in Respect of Allocations of Copper to or from a Trust Account.

(A)           All allocations of Copper between a Trust Account and any other Warehouse Account in connection with effectuating the Cheapest-to-Deliver Rotation Procedure, Creation Orders, Redemption Orders or the payment of Trust Expenses shall be made pursuant to instructions from the Administrative Agent to the Warehouse Administrator, who shall in turn effectuate any such allocations in accordance with the terms of this Addendum.  Any Copper that is transferred to the Trust pursuant to the terms of this Addendum shall be recorded by the Warehouse Administrator, upon instruction from the Administrative Agent, as an addition to the Trust Account at the applicable Permitted Warehouse Location and any Copper that is transferred from the Trust pursuant to the terms of this Addendum shall be recorded by the Warehouse Administrator, upon instruction from the Administrative Agent, as a removal from the Trust Account at the applicable Permitted Warehouse Location.

(B)           Notwithstanding anything to the contrary herein, (1) the Administrative Agent shall provide instructions to the Warehouse Administrator only pursuant to the terms set forth in this Addendum and in the Administrative Agency Agreement and (2) to the extent the terms set forth herein or in the Administrative Agency Agreement are unclear, the Administrative Agent may request, and rely on, written instructions provided by the Sponsor.  For the purposes of this section specifically and this Addendum generally, any references to “instructions” herein shall refer to instructions made in a rules-based formulaic manner without any discretion on the part of the Administrative Agent and may take the form of an algorithm or computer program.

(b)           The Warehouse Accounts of the Sponsor: The Sponsor’s Private Accounts. The Warehouse Accounts of the Sponsor shall consist of the Sponsor’s Private Accounts.

(i)           Establishment, Composition and Ownership. The Sponsor shall establish a separate Private Account at each Permitted Warehouse Location pursuant to the terms of the Sponsor’s Warehouse Agreement, the initial balance of each of which shall be zero, in order to facilitate payment by the Trust of the Sponsor’s Fee and Other Expenses pursuant to Sections 6(e) and 6(f) of this Addendum.  The Private Accounts of the Sponsor shall at any time hold only Whole Lots of Copper. All Copper held in a Private Account of the Sponsor at any time shall be the property of the Sponsor.

(ii)           Fees and Expenses. Except for any fees or expenses relating to the storage of Copper in a Private Account of the Sponsor that is to be liquidated for payment of Other Expenses as set forth in Section 6(c)(ii)(F) of this Addendum, the Sponsor shall be responsible for all fees and expenses associated with the storage of Copper held in the Sponsor’s Private Accounts in accordance with the Sponsor’s Warehouse Agreement.

(iii)           Instructions in Respect of Allocations of Copper to a Private Account of the Sponsor. All allocations of Copper from the Trust Account at any Permitted Warehouse Location to the Private Account of the Sponsor at such Permitted Warehouse Location in connection with Sections 6(e) and 6(f) of this Addendum shall be made pursuant to instructions from the Sponsor to the Administrative Agent, who shall in turn instruct the Warehouse Administrator to effectuate any such allocations in accordance with the terms of this Addendum.

(c)           The Warehouse Accounts of an Authorized Participant: An Authorized Participant’s Private Accounts and Reserve Accounts. The Warehouse Accounts of an Authorized Participant shall consist of such Authorized Participant’s Private Accounts and Reserve Accounts.

(i)           An Authorized Participant’s Private Accounts.

(A)           Establishment, Composition and Ownership.  Each Authorized Participant shall establish a Private Account at each Permitted Warehouse Location pursuant to the terms of such Authorized Participant’s Warehouse Agreement, the initial balance of which shall be zero.  Each such Private Account shall, at any time, reflect (1) the physical Lots of Copper, if any, that have been delivered by such Authorized Participant into such Private Account at such Permitted Warehouse Location as of such time in accordance with the terms of such Authorized Participant’s Warehouse Agreement, (2) the Restricted Lots of Copper, if any, that have been redeemed by such Authorized Participant from the Trust at such Warehouse Location as of such time in accordance with the terms of this Addendum pursuant to a Redemption Order and (3) the Lots of Copper, if any, that have been transferred by such Authorized Participant from such Authorized Participant’s Reserve Account to its Private Account at such Warehouse Location as of such time pursuant to a Reserve Lot Transfer. All Copper held in an Authorized Participant’s Private Account at any time shall be the property of such Authorized Participant.

(B)           Fees and Expenses. Each Authorized Participant shall be responsible for all fees and expenses associated with the storage of Copper held in such Authorized

Participant’s Private Accounts in accordance with the relevant Authorized  Participant’s Warehouse Agreement.

(C)           Instructions in Respect of Allocations of Copper to or from a Private Account of an Authorized Participant. All allocations of Copper in connection with Private Lot Transfers and Reserve Lot Transfers shall be made pursuant to instructions from the relevant Authorized Participant to the Warehouse Administrator, who shall effectuate any such allocations in accordance with the terms of such Authorized Participant’s Warehouse Agreement, including this Addendum.

(D)           Certain Allocation Restrictions. Notwithstanding anything to the contrary herein, an Authorized Participant shall not initiate, and the Warehouse Administrator shall not effectuate, a Private Lot Transfer or a Creation Order with respect to any Restricted Lot of Copper.

(ii)           An Authorized Participant’s Reserve Accounts.

(A)           Establishment, Composition and Ownership. Each Authorized Participant shall establish a separate Reserve Account at each Permitted Warehouse Location pursuant to the terms of such Authorized Participant’s Warehouse Agreement, the initial balance of which shall be zero. Each such Reserve Account shall, at any time, reflect (1) the Fractional Lots of Copper, if any, held by such Authorized Participant at such Warehouse Location at such time, (2) the Whole Lots of Copper, if any, created through the reconstitution of Divided Lots of Copper as a result of the creation and redemption operations described, respectively, in Sections 4 and 5 of this Addendum and (3) the Whole Lots of Copper, if any, that have been transferred by such Authorized Participant from such Authorized Participant’s Private Account to its Reserve Account at such Warehouse Location as of such time pursuant to a Private Lot Transfer. All Copper held in an Authorized Participant’s Reserve Account at any time shall be the property of such Authorized Participant.

(B)           Fees and Expenses. Each Authorized Participant shall be responsible for all fees and expenses associated with the storage of Copper held in such Authorized Participant’s Reserve Accounts in accordance with the relevant Authorized Participant’s Warehouse Agreement.

(C)           Initial Reserve Account Allocation.  In connection with entering into such Authorized Participant’s Authorized Participant Agreement, each Authorized Participant shall effectuate a Private Lot Transfer of Copper with a weight of no less than 25.0 Metric Tons from such Authorized Participant’s Private Account at a Permitted Warehouse Location to its Reserve Account at such Permitted Warehouse Location.

(D)           Minimum Reserve Account Balance for Creation Orders. An Authorized Participant shall not submit, and the Administrative Agent shall not process, any Creation Order if the Warehouse Administrator notifies the Administrative Agent that there are less than 15.0 Metric Tons of Copper in the applicable Reserve Account of such Authorized Participant as set forth in Section 4(b)(ii)(G) of this Addendum.

(E)     Instructions in Respect of Allocations of Copper to or from a Reserve Account.

(1)           All allocations of Copper between an Authorized Participant’s Reserve Accounts and the Trust Accounts in connection with effectuating the Cheapest-to-Deliver Rotation Procedure, Creation Orders or Redemption Orders shall be made pursuant to instruction from the Administrative Agent to the Warehouse Administrator, who shall effectuate any such allocations in accordance with the terms of this Addendum.

(2)           All allocations of Copper in connection with Private Lot Transfers and Reserve Lot Transfers shall be made pursuant to instruction from the relevant Authorized Participant to the Warehouse Administrator, who shall effectuate any such allocations in accordance with the terms of such Authorized Participant’s Warehouse Agreement, including this Addendum.

(F)           Certain Allocation Restrictions. Notwithstanding anything to the contrary herein, under no circumstances shall an Authorized Participant instruct the Warehouse Administrator (nor shall the Warehouse Administrator accept such an instruction) to (1) transfer a Fractional Lot held in a Reserve Account at a Warehouse Location out of such Reserve Account or (2) transfer any Whole Lot held in such Authorized Participant’s Reserve Account at a Warehouse Location to an account other than such Authorized Participant’s Private Account held at such Warehouse Location.

3.	Summary of Daily Operations.

(a)           Prior to 8:00 a.m. New York City time.   The following activities shall occur prior to 8:00 a.m. New York City time on each Business Day in connection with the daily operations of the Trust:

(i)           All changes to Permitted Warehouse Locations pursuant to Sections 9(a) and 9(a) of this Addendum shall have been completed in order for such changes to be effective for such Business Day; provided that no such change shall be effective unless, on the prior Business Day, the Valuation Agent has published a Locational Premium for each Permitted Warehouse Location that is to be effective for such Business Day.

(ii)           The Administrative Agent, on behalf of the Sponsor, shall provide the Exchange with the information necessary for the Exchange to calculate and disseminate the First-Out IIV and the Liquidation IIV in accordance with Section 7(b) of this Addendum.

(b)           Prior to the Cut-Off Time.  Unless otherwise indicated in this Section 3(b), the following activities may occur at any time prior to the Cut-Off Time on any given Business Day in connection with the daily operations of the Trust:

(i)           First, any instruction by an Authorized Participant to initiate a Reserve Account Transfer shall be provided to the Warehouse Administrator by such Authorized Participant no later than 9:00 a.m. New York City time on any Business Day and the Warehouse Administrator shall effectuate such Reserve Account Transfer, subject to Section 2(c)(ii)(F) of this Addendum and the terms of such Authorized Participant’s Warehouse Agreement, prior to the Cut-Off Time on any such Business Day.  For the avoidance of doubt, an Authorized Participant may (A) initiate a Private Lot Transfer to any third-party account held at the relevant Permitted Warehouse Location or (B) physically deposit or remove Lots of Copper to or from such Authorized Participant’s Private Account at a Permitted Warehouse Location at any time, in each case subject to the terms of such Authorized Participant’s Warehouse Agreement.

(ii)           Second, the Valuation Agent shall provide the Administrative Agent with the Locational Premium for each then-Permitted Warehouse Location, as calculated by the Valuation Agent pursuant to the Valuation Agreement, by 5:00 p.m. London time, quoted both in U.S. dollars and as a percentage premium relative to the LME Settlement Price.

(iii)           Third, if the Valuation Agent has determined and informed the Administrative Agent, by 5:00 p.m. London time, on any such Business Day that the Cheapest-to-Deliver Location has changed, each of the Administrative Agent and the Warehouse Administrator shall implement the Cheapest-to-Deliver Rotation Procedure as described in Section 8 of this Addendum.

(c)           After the Cut-Off Time. After the completion of the Cheapest-to-Deliver Rotation Procedure (if applicable), the following actions shall occur as soon as practicable after the Cut-Off Time on each Business Day in connection with the daily operations of the Trust, in the following order:

(i)           First, the Administrative Agent shall (A) process any Creation Orders successively, in the order any such Creation Orders were submitted in completed form to the Administrative Agent, (B) successively for each Creation Order, instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, give effect to changes in the ownership of Copper as a result of processing any such Creation Order and (C) successively for each Creation Order, confirm that the Trust will create Shares to effect any such Creation Order, in each case pursuant to Section 4 of this Addendum.

(ii)           Second, the Administrative Agent shall (A) process any Redemption Orders successively, in the order any such Redemption Orders were submitted in completed form to the Administrative Agent, (B) successively for each Redemption Order, instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, give effect to changes in the ownership of Copper as a result of processing any such Redemption Order and (C) successively for each Redemption Order, confirm that the Trust will redeem Shares to effect any such Redemption Order, in each case pursuant to Section 5 of this Addendum.

(iii)           Third, the Administrative Agent shall calculate the values described in Section 7(a) of this Addendum as promptly as practicable.

(iv)           Fourth, if, pursuant to Section 6(d) of this Addendum, the Trust’s procedure for paying the Sponsor’s Fee requires Copper to be transferred on such Business Day, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, effectuate a book-entry transfer of the ownership of such Copper from the Trust Account at the applicable Warehouse Location to the Sponsor’s Private Account at such Warehouse Location for payment of any such accrued unpaid Sponsor’s Fee pursuant to Section 6(e) of this Addendum.

(v)           Fifth, if, pursuant to Section 6(d) of this Addendum, the Trust’s procedure for paying any Other Expenses requires Copper to be transferred on such Business Day, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, effectuate a book-entry transfer of such Copper from the Trust Account at the applicable Warehouse Location to the Sponsor’s Private Account at such Warehouse Location for payment of such accrued unpaid Other Expenses pursuant to Section 6(f) of this Addendum.

(vi)           Sixth, the Administrative Agent and the Sponsor, as applicable, shall provide information necessary for the Sponsor to publish the relevant information on the Website pursuant to Section 7(c) of this Addendum.

4.	Creation Operations.

(a)           Submission of Creation Orders.

(i)           The Administrative Agent shall accept orders for the creation of Creation Units from Authorized Participants on any Business Day.

(ii)           A Creation Order shall be initiated when an Authorized Participant submits an Order Form for the acquisition of one or more Creation Units to the Administrative Agent.  Each such Order Form shall contain the following information:

(A)           the number of Creation Units expected to be created;

(B)           the amount of the Transaction Fee due for such Creation Order; and

(C)           the specific identification number, brand, Warehouse Location, and exact weight in Metric Tons for each Whole Lot proposed to be transferred to the Trust in connection with such Creation Order.

(iii)           The Administrative Agent shall acknowledge, via facsimile or e-mail, receipt of a Creation Order within forty-five (45) minutes of the Administrative Agent receiving such Creation Order.

(iv)           If the Authorized Participant has not received the Administrative Agent’s acknowledgment within forty-five (45) minutes of transmitting the Creation Order, the Authorized Participant shall call the Administrative Agent at the telephone number specified on the Order Form in order to orally confirm the Administrative Agent’s receipt of such Creation Order.  If the Administrative Agent has received such Creation Order, the Administrative Agent shall orally confirm such receipt and within fifteen (15) minutes of providing such oral confirmation shall send a written acknowledgment of the Creation Order to the Authorized Participant.

(v)           Only Creation Orders received by the Administrative Agent prior to the Cut-Off Time on a Business Day shall have such Business Day as the Order Date.  Creation Orders received by the Administrative Agent on or after the Cut-Off Time on a Business Day shall be considered to have been received at the opening of business on the next Business Day.  For purposes of these creation procedures, the time at which a Creation Order shall be deemed “received” by the Administrative Agent shall be the time at which the Administrative Agent receives the order via facsimile, provided that (A) the Order Form has been duly completed and the information therein is correct, (B) such Creation Order shall have been executed by an authorized person of the Authorized Participant and (C) the Authorized Participant shall have received the Administrative Agent’s confirmation of the Creation Order as provided in Sections 4(a)(iii) and 4(a)(iv) above.

(vi)           An Authorized Participant may cancel a Creation Order that it has submitted on any Business Day only when each of the following has occurred prior to the Cut-Off Time for such Business Day: (A) the Authorized Participant shall have called the Administrative Agent at the telephone number specified on the Order Form and orally notified the Administrative Agent of such cancellation and (B) the Authorized Participant shall have provided a written cancellation notice, via facsimile , to the Administrative Agent.

(b)     Confirmation and Acceptance of Creation Orders.

(i)           On each Business Day, as soon as reasonably practicable after the Cut-Off Time, the Administrative Agent shall compile and send to the Warehouse Administrator a data file containing the relevant details for all Creation Orders received by the Administrative Agent for such Business Day.  The Warehouse Administrator shall: (i) confirm the accuracy of the Lot identification information (including but not limited to the specific identification number, brand, Warehouse Location, and exact weight in Metric Tons for each Whole Lot proposed to be transferred to the Trust in connection with such Creation Order) in such data file and inform the Administrative Agent if the Warehouse Administrator identifies any discrepancies or errors in the data file or otherwise believes that a Creation Order may not be executable for any reason, (ii) confirm that each Authorized Participant placing a Creation Order has at least 15.0 Metric Tons of Copper in its applicable Reserve Account as of such Business Day and, to the extent applicable, provide notice to the Administrative Agent as set forth in Section 4(b)(ii)(G) of this Addendum and (iii) verify that the Lots being delivered by an Authorized Participant with respect to its Creation Order are not Restricted Lots or notify the Administrative Agent if any such Lot is a Restricted Lot.

(ii)           The Administrative Agent and the Warehouse Administrator shall cooperate to resolve any discrepancies, errors or other issues affecting any Creation Order.  Without limiting the foregoing, prior to the acceptance of the relevant Creation Order, the Administrative Agent shall have the ability to reject, in its sole discretion, any Creation Order from an Authorized Participant on a Business Day if:

(A)           any discrepancies, errors or other issues in such Creation Order have not been resolved by 5:45 p.m. New York City time on such Business Day;

(B)           the Administrative Agent has received written instructions from the Sponsor to reject such Creation Order or suspend the creation, issuance or delivery of Creation Units pursuant to Section 10 of this Addendum;

(C)           the Warehouse Administrator on behalf of any Warehouse-keeper Entity has suspended the transfer of Copper to or from the Trust or any Authorized Participant pursuant to Section 10 of this Addendum;

(D)           the weight of the Whole Lots of Copper specified in the applicable Order Form, together with the aggregate weight of the Whole Lots and Fractional Lot of Copper in the Authorized Participant’s Reserve Account, is less than the Aggregate Creation Unit Weight of Copper applicable to such Creation Order;

(E)           the Creation Order, if effectuated, would result in the satisfaction of a Creation Underweight in accordance with Section 4(c)(iii) using all or part of any Fractional Lot(s) previously identified and transferred to the Authorized Participant’s applicable Reserve Account pursuant to Sections 5(c)(ii)(A) and 5(c)(ii)(B) in respect of a Redemption Order that has neither yet settled pursuant to Section 5(d) nor been cancelled by the Administrative Agent pursuant to Section 5(e).

(F)           the Authorized Participant indicates on the Order Form for such Creation Order that Restricted Lot(s) are to be delivered from the Authorized Participant’s Private Account to the Trust Account in violation of Section 4(c)(vii) of this Addendum; or

(G)           the Warehouse Administrator notifies the Administrative Agent that (i) the Authorized Participant has less than 15.0 Metric Tons of Copper in its Reserve Account as of such Business Day or (ii) the Copper proposed to be transferred by the Authorized Participant to the Trust in connection with such Creation Order is not of an Acceptable Delivery Brand.

Any issues regarding a Creation Order or the creation procedures shall be addressed by the Administrative Agent in accordance with the terms and conditions of this Addendum.  The Administrative Agent’s determination of whether the requirements for a Creation Order have been fulfilled shall be final and binding.  If a Creation Order is rejected, the Administrative Agent shall send to the Authorized Participant (with copy to the Warehouse Administrator), via facsimile or e-mail, as soon as reasonably practicable but not later than 6:15 p.m. New York City time on the Order Date for such Creation Order, a copy of the trade confirmation that the Administrative Agent shall have endorsed “Cancelled” along with a follow-up e-mail or facsimile indicating the reason for such cancellation.  Notwithstanding the preceding sentence, if the Administrative Agent has not accepted a Creation Order by 8:00 p.m. New York City time on the Order Date, that Creation Order shall be deemed cancelled.  Neither the Administrative Agent nor the Sponsor shall be liable to any Person for the rejection of any Creation Order in accordance with the terms of this Addendum and the Agreement.

(iii)           Subject to Section 10, the Administrative Agent shall accept Creation Orders that have been received and not rejected on the applicable Order Date by sending to the Authorized Participant (with copy to the Warehouse Administrator), via facsimile or e-mail, as soon as reasonably practicable but not later than 8:00 p.m. New York City time on the Order Date for such Creation Order, a copy of the trade confirmation that the Administrative Agent shall have endorsed “Accepted” along with a confirmation by the Administrative Agent of the Aggregate Creation Unit Weight for such Creation Order.

(iv)           Prior to the transmission of the Administrative Agent’s acceptance as specified above, a Creation Order shall represent only the Authorized Participant’s unilateral offer to deposit Whole Lots in exchange for one or more Creation Units and shall have no binding effect upon the Trust or any other party.  Subject to Section 4(d)(ii) and Section 10, and notwithstanding any other provision in this Addendum, following the transmission of the Administrative Agent’s acceptance as specified above, a Creation Order shall be a final and binding agreement between the Trust and the Authorized Participant for the creation and purchase of Creation Units and the deposit of Whole Lots and Fractional Lot(s) (if any) as consideration therefor in accordance with the terms of the Creation Order and the applicable Authorized Participant Agreement.

(c)           Processing of Accepted Creation Orders.

On each Business Day, the Administrative Agent shall process each Creation Order that (i) has such Business Day as its Order Date and (ii) has been accepted by the Administrative Agent, pursuant to the procedure set forth in this Section 4(b) of this Addendum.  Such accepted Creation Orders shall be processed successively in the order received by the Administrative Agent, as determined pursuant to Section 4(a)(v) of this Addendum, with each Creation Order processed as follows:

(i)           First, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, effect the transfer of ownership of all Whole Lots specified in the Creation Order from the applicable Private Account of the Authorized Participant to the Trust Account in the relevant Warehouse Location.

(ii)           Second, following the completion of the actions specified in clause 4(c)(i) above, the Administrative Agent shall calculate the Creation Underweight or Creation Overweight for such Creation Order.

(iii)           Third, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, transfer all or part of an existing Fractional Lot (identified by the Administrative Agent in its instruction) that is part of a Divided Lot at the applicable Warehouse Location in which each of the Trust and such Authorized Participant has an existing ownership interest, in order to satisfy, to the extent possible, all or part of the Creation Underweight or Creation Overweight, as follows:

(A)           with respect to a Creation Underweight, the Warehouse Administrator shall transfer ownership of all or part of such Fractional Lot, in an amount up to such Creation Underweight, from such Authorized Participant’s Reserve Account to the Trust Account in the applicable Warehouse Location.

(B)           with respect to a Creation Overweight, the Warehouse Administrator shall transfer ownership of all or part of such Fractional Lot, in an amount up to such Creation Overweight, from the Trust Account to such Authorized Participant’s Reserve Account in the applicable Warehouse Location.

(iv)           Fourth, if there is any remaining portion of the Creation Underweight or Creation Overweight after the step in clause 4(c)(iii) above, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, to the extent possible, transfer ownership of one or more Whole Lots, selected by the Administrative Agent in accordance with the Selection Protocol, from a Reserve Account of such Authorized Participant to the Trust Account at the relevant Warehouse Location, or vice versa, to resolve the remaining portion of the Creation Overweight or Creation Underweight, as follows:

(A)           with respect to a Creation Underweight, if such remaining portion of the Creation Underweight is larger than the next Whole Lot owned by the Authorized Participant in such Reserve Account that would be selected in accordance with the Selection Protocol, the Warehouse Administrator shall transfer ownership of such Whole Lot from such Reserve Account to the Trust Account at such Warehouse Location.

(B)           with respect to a Creation Overweight, if such remaining portion of the Creation Overweight is larger than the next Whole Lot owned by the Trust that would be selected in accordance with the Selection Protocol, the Warehouse Administrator shall transfer ownership of such Whole Lot at such Warehouse Location from the Trust Account to such Authorized Participant’s Reserve Account.

(C)           The Administrative Agent shall repeat the steps in either sub-clauses 4(c)(iv)(A) or 4(c)(iv)(B) above until the remaining portion of the Creation Overweight or Creation Underweight is less than the weight of the next Whole Lot that would be selected by the Administrative Agent in accordance with the Selection Protocol.

(v)           Fifth, once the remaining portion of the Creation Overweight or Creation Underweight is less than the weight of the next Whole Lot that would be selected by the Administrative Agent in accordance with the Selection Protocol, the Administrative Agent shall:

(A)           select such next Whole Lot in accordance with the Selection Protocol from the Authorized Participant’s Reserve Account (in respect of a Creation Underweight) or from the applicable Trust Account (in respect of a Creation Overweight), and

(B)           instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, using a book-entry procedure, divide such Whole Lot into two new Fractional Lots and transfer one of such Fractional Lots to such Authorized Participant or the Trust, as follows:

(1)           with respect to a Creation Overweight, the Administrative Agent shall select the Whole Lot from the applicable Trust Account, and the Warehouse Administrator shall divide the selected Whole Lot and transfer the Fractional Lot having a weight equal to the remaining portion of the Creation Overweight to such Authorized Participant’s Reserve Account at such Warehouse Location; and

(2)           with respect to a Creation Underweight, the Administrative Agent shall select the Whole Lot from the applicable Reserve Account of the Authorized Participant, and the Warehouse Administrator shall divide the selected Whole Lot and transfer the Fractional Lot having a weight equal to the remaining portion of the Creation Underweight to the Trust Account at such Warehouse Location.

(vi)           For the avoidance of doubt, for purposes of Sections 4(c)(iv) and 4(c)(v) above, any Whole Lots that an Authorized Participant, in its Creation Order, indicates should be transferred to the Trust shall be treated by the Administrative Agent as having already been processed and transferred to the relevant Trust Account, so that such Whole Lots (or portions thereof) may be returned to such Authorized Participant in effectuating the steps in Sections 4(c)(iv) and 4(c)(v) above if those Whole Lots are selected using the Selection Protocol.

(vii)           Notwithstanding anything to the contrary herein, an Authorized Participant shall not initiate, and the Administrative Agent shall not instruct the Warehouse Administrator to effectuate, a Creation Order pursuant to Section 4 of this Addendum using any Restricted Lot created in connection with a Redemption Order until such Restricted Lot is acknowledged by the Warehouse Administrator as no longer a Restricted Lot.

(d)           Issuance of Creation Units.

(i)           On the third Trading Day following the processing of a Creation Order pursuant to Section 4(c) of this Addendum, or at such earlier date and time as the Administrative Agent in its sole discretion may agree with an Authorized Participant, the Administrative Agent shall (A) cause the Trust to issue the aggregate number of Shares corresponding to the number of Creation Units specified by the Authorized Participant in its Creation Order and (B) deliver such Shares to the Authorized Participant by credit to the account at DTC that the Authorized Participant shall have identified for such purpose in its Creation Order; provided that, by 3:00 p.m. New York City time on the date such issuance and delivery is to take place:

(A)           the Warehouse Administrator shall have confirmed in writing to the Administrative Agent that the corresponding required amount of Copper has been deposited in the applicable Trust Account pursuant to Section 4(c) of this Addendum; and

(B)           the Authorized Participant shall have paid the applicable Transaction Fee to the Administrative Agent.

(ii)           If, in connection with any Creation Order, any of the conditions and/or requirements set forth in Section 4(d)(i) are not satisfied due to the action or inaction of any Person named therein and an issuance of Creation Units consequently fails to occur, unless the Sponsor instructs otherwise, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, re-allocate to the Authorized Participant’s Warehouse Accounts a weight of Copper equal to the aggregate Weight of Copper transferred from the Authorized Participant’s Warehouse Accounts to the Trust Account in connection with such failed Creation Order.  To carry out the foregoing, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, allocate via book-entry the Whole Lot(s) and Fractional Lot(s) that were transferred from the Authorized Participant’s Warehouse Accounts back to the applicable Warehouse Accounts from which such Whole Lot(s) and Fractional Lot(s) had been transferred in connection with such Creation Order.  If it is impracticable (due to subsequent allocations of Copper or otherwise) to transfer any such Whole Lot(s) or Fractional Lot(s) back to the Warehouse Accounts of the Authorized Participant, then the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, transfer Whole Lot(s) and/or Fractional Lot(s), as applicable, in the Trust Account, having an aggregate weight equal to the weight of Copper transferred to the Trust Accounts in connection with the failed Creation Order, to the applicable Warehouse Accounts of the Authorized Participant, with such Whole Lot(s) and/or Fractional Lot(s) being selected and transferred in the manner set forth in Section 5(c) (including with respect to any underweight).  In implementing transfers and allocations pursuant to the preceding sentence, the Administrative Agent may consult with and request directions from the Sponsor.  The Administrative Agent shall send to the Authorized Participant (with copy to the Warehouse Administrator), via facsimile or e-mail, as soon as reasonably practicable, a copy of the trade confirmation that the Administrative Agent shall have re-endorsed “Cancelled” along with a follow-up e-mail or facsimile indicating the reason for such cancellation.  The Administrative Agent, the Warehouse Administrator, each Warehouse-keeper Entity and the Sponsor shall have no obligation to re-process any Creation Orders or Redemption Orders submitted by any Authorized Participant that is accepted subsequent to the initial acceptance of a failed Creation Order.  The Administrative Agent, the Warehouse Administrator, each Warehouse-keeper Entity and the Sponsor shall be held harmless against any losses by any Person in connection with such failed Creation Order, including any Authorized Participant and the Trust.

5.	Redemption Operations.

(a)           Submission of Redemption Orders.

(i)           The Administrative Agent shall accept orders for the redemption of Creation Units by Authorized Participants on any Business Day.

(ii)           A Redemption Order shall be initiated when an Authorized Participant submits an Order Form for the redemption of one or more Creation Units to the Administrative Agent.  Each such Order Form shall contain the following information:

(A)           the number of Creation Units expected to be redeemed; and

(B)           the amount of the Transaction Fee due for such Redemption Order.

(iii)           The Administrative Agent shall acknowledge, via facsimile or e-mail, receipt of a Redemption Order within forty five (45) minutes of the Administrative Agent receiving such Redemption Order.

(iv)           If the Authorized Participant has not received the Administrative Agent’s acknowledgment within forty five (45) minutes of transmitting the Redemption Order, the Authorized Participant shall call the Administrative Agent at the telephone number specified on the Order Form in order to orally confirm the Administrative Agent’s receipt of such Redemption Order.  If the Administrative Agent has received such Redemption Order, the Administrative Agent shall orally confirm such receipt and within fifteen (15) minutes of providing such oral confirmation shall send a written acknowledgment of the Redemption Order to the Authorized Participant.

(v)           Only Redemption Orders received by the Administrative Agent prior to the Cut-Off Time on a Business Day shall have such Business Day as the Order Date.  Redemption Orders received by the Administrative Agent on or after the Cut-off Time on a Business Day shall be considered to have been received at the opening of business on the next Business Day.  For purposes of these redemption procedures, the time at which a Redemption Order shall be deemed “received” shall be the time at which the Administrative Agent receives the order via facsimile, provided that (A) the Order Form has been duly completed and the information therein is correct, (C) such Redemption Order shall have been executed by an authorized person of the Authorized Participant and (B) the Authorized Participant shall have received the Administrative Agent’s confirmation of the Redemption Order as provided in Sections 5(a)(iii) and 5(a)(iv) above.

(vi)           An Authorized Participant may cancel a Redemption Order that it has submitted on any Business Day only when each of the following has occurred prior to the Cut-Off Time for such Business Day: (A) the Authorized Participant shall have called the Administrative Agent at the telephone number specified on the Order Form and orally notified the Administrative Agent of such cancellation with the Administrative Agent and (B) the Authorized Participant shall have provided a written cancellation notice, via facsimile, to the Administrative Agent.

(b)           Confirmation and Acceptance of Redemption Orders.

(i)           For each Redemption Order that has been received by the Administrative Agent, the Administrative Agent shall request confirmation from the Warehouse Administrator, and the Warehouse Administrator shall confirm to the Administrative Agent, in succession with respect to each Redemption Order, that the weight of Copper in the Trust Account, reduced by the Aggregate Creation Unit Weight of each previously received Redemption Order for such Business Day, is greater than or equal to the Aggregate Creation Unit Weight of such Redemption Order.

(ii)           The Administrative Agent and the Warehouse Administrator shall cooperate to resolve any discrepancies, errors or other issues affecting any Redemption Order.  Without limiting the foregoing, prior to the relevant Redemption Order being accepted, the Administrative Agent shall have the ability to reject, in its sole discretion, any Redemption Order from an Authorized Participant on a Business Day if:

(A)           any discrepancies, errors or other issues in such Redemption Order have not been resolved by 5:45 p.m. New York City time on such Business Day;

(B)           the Administrative Agent has received written instructions from the Sponsor to reject such Redemption Order or cease the redemption process pursuant to Section 10 below;

(C)           the Warehouse Administrator on behalf of any Warehouse-keeper Entity suspends the transfer of Copper to or from the Trust or any Authorized Participant pursuant to Section 10; or

(D)           the weight of Copper in the Trust Account, reduced by the Aggregate Creation Unit Weight of each previously received Redemption Order for such Business Day, is less than or equal to the Aggregate Creation Unit Weight of such Redemption Order as determined by the Warehouse Administrator in accordance with Section 5(b)(i).

Any issues regarding a Redemption Order or the redemption procedures shall be addressed by the Administrative Agent in accordance with the terms and conditions of this Addendum.  The Administrative Agent’s determination of whether the requirements for a Redemption Order have been fulfilled shall be final and binding.  If a Redemption Order is rejected, the Administrative Agent shall send to the Authorized Participant (with copy to the Warehouse Administrator), via facsimile or e-mail, as soon as reasonably practicable but not later than 6:15 p.m. New York City time on the Order Date for such Redemption Order, a copy of the trade confirmation that the Administrative Agent shall have endorsed “Cancelled” along with a follow-up e-mail or facsimile indicating the reason for such cancellation.  Notwithstanding the preceding sentence, if the Administrative Agent has not accepted a Redemption Order by 8:00 p.m. New York City time on the Order Date, that Redemption Order shall be deemed cancelled.

(iii)           Subject to Section 10 and the confirmation from the Warehouse Administrator as set forth in Section 5(b)(i), the Administrative Agent shall accept in succession each Redemption Order that has been received and not rejected on the applicable Order Date by sending to the Authorized Participant (with copy to the Warehouse Administrator), via facsimile or e-mail, as soon as reasonably practicable but not later than 8:00 p.m. New York City time on the Order Date for such Redemption Order, a copy of the trade confirmation (which includes all details of the order) that the Administrative Agent shall have endorsed “Accepted” and indicating the Aggregate Creation Unit Weight of Copper that the Warehouse Administrator shall allocate to the Authorized Participant in respect of the Creation Units to be redeemed.  Neither the Administrative Agent nor the Sponsor shall be liable to any Person for the rejection of any Redemption Order in accordance with the terms of this Addendum and the Agreement.

(iv)           Prior to the transmission of the Administrative Agent’s acceptance as specified above, a Redemption Order shall represent only the Authorized Participant’s unilateral offer to deliver Creation Units in exchange for one or more Whole Lots and/or Fractional Lots and shall have no binding effect upon the Trust or any other party. Subject to Section 5(f) and Section 10, and notwithstanding any other provision in this Addendum, following the transmission of the Administrative Agent’s acceptance as specified above, a Redemption Order shall be a final and binding agreement between the Trust and the Authorized Participant for the redemption of Creation Units and the transfer from the Trust of Whole Lots and Fractional Lot(s) (if any) as consideration therefor in accordance with the terms of the Redemption Order and the applicable Authorized Participant Agreement.

(c)           Processing of Accepted Redemption Orders.

On each Business Day, the Administrative Agent shall process each Redemption Order that (i) has such Business Day as its Order Date and (ii) has been accepted by the Administrative Agent, pursuant to the procedure set forth in this Section 5(c) of this Addendum.  Such accepted Redemption Orders shall be processed successively in the order received by the Administrative Agent, as determined pursuant to Section 5(a)(v), with each Redemption Order processed as follows:

(i)           First, the Administrative Agent shall select, in accordance with the Selection Protocol, specific Whole Lots to be transferred from the Trust to the redeeming Authorized Participant, and shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, transfer such selected Whole Lots to such Authorized Participant’s Private Account at the applicable Warehouse Location, until the aggregate weight of Whole Lots thereby identified and transferred for such Redemption Order is less than the Aggregate Creation Unit Weight of such Redemption Order and the remaining weight of Copper needed to satisfy the Redemption Order is less than the weight of the next Whole Lot that would be selected pursuant to the Selection Protocol. As of such Order Date, each Whole Lot identified by the Administrative Agent and transferred by the Warehouse Administrator shall be a Restricted Lot until such Redemption Order is either settled pursuant to Section 5(d) or cancelled by the Administrative Agent pursuant to Section 5(e).

(ii)           Following the transfer of Whole Lots of Copper pursuant to Section 5(c)(i) above, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, adjust for any Redemption Underweight by transferring ownership of Copper recorded in the Trust Account at the applicable Warehouse Location to the Reserve Account of such Authorized Participant at such Warehouse Location, pursuant to the following prescribed procedure:

(A)           First, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, seek to satisfy all or part of the Redemption Underweight using all or part of an existing Fractional Lot (identified by the Administrative Agent in its instruction) that is part of a Divided Lot at the applicable Warehouse Location in which each of the Trust and such Authorized Participant has an existing ownership interest.  The Warehouse Administrator shall transfer all or part such Fractional Lot, in an amount up to the Redemption Underweight, from the Trust Account at such Warehouse Location to the Reserve Account of such Authorized Participant at such Warehouse Location.

(B)           Second, if there is any remaining portion of the Redemption Underweight following the first step in Section 5(c)(ii)(A) above, the Administrative Agent shall (1) select the next available Whole Lot in the Trust Account at the applicable Warehouse Location in accordance with the Selection Protocol and (2) instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, using a book-entry procedure, divide such Whole Lot into two new Fractional Lots and transfer ownership of one of the Fractional Lots having a weight equal to the remaining portion of the Redemption Underweight from the Trust Account at such Warehouse Location to Reserve Account of such Authorized Participant at such Warehouse Location.  Notwithstanding anything to the contrary in this Section 5(c)(ii)(B), Whole Lots that are not of an Acceptable Delivery Brand shall not be divided into new Fractional Lots.

(d)           The Administrative Agent shall, by 3:00 p.m. New York City time on the third Trading Day following the Order Date of a Redemption Order, confirm in writing to the Warehouse Administrator whether each of the following has occurred:

(i)           the Authorized Participant has delivered to the Administrative Agent’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order; and

(ii)           the Authorized Participant has paid the Administrative Agent the applicable Transaction Fee for such Redemption Order.

(e)           With respect to each Redemption Order, assuming the conditions precedent set forth in Section 5(d) above have been met, the Administrative Agent shall provide instructions to the Warehouse Administrator to, and the Warehouse Administrator in turn shall, designate any Whole Lot(s) identified previously as Restricted Lot(s) (as specified in Section 5(c)(i)) to no longer be Restricted Lot(s) .

(f)           If, in connection with any Redemption Order, any of the conditions and/or requirements set forth in Section 5(d) above are not satisfied due to the action or inaction of any Person named therein and settlement of such Redemption Order subsequently fails to occur under Section 5(e), unless the Sponsor instructs otherwise, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, (A) re-allocate via book-entry the previously allocated Whole Lot(s) (i.e., Restricted Lots) from the applicable Private Account of the Authorized Participant back to the applicable Trust Account and (B) allocate via book-entry a Fractional Lot, selected in accordance with the Selection Protocol, from the applicable Reserve Account of the Authorized Participant to the applicable Trust Account that shall be equivalent in weight to the Fractional Lot previously allocated from the Trust Account to the Authorized Participant’s Reserve Account in connection with such failed Redemption Order.  In implementing the Selection Protocol pursuant to clause (B) above, the Administrative Agent may consult with and request directions from the Sponsor.  The Administrative Agent shall send to the Authorized Participant (with copy to the Warehouse Administrator), via facsimile or e-mail, as soon as reasonably practicable, a copy of the trade confirmation (which includes all details of the order) that the Administrative Agent shall have re-endorsed “Cancelled” along with a follow-up e-mail or facsimile indicating the reason for such cancellation.  The Administrative Agent, the Warehouse Administrator, each Warehouse-keeper Entity and the Sponsor shall have no obligation to re-process any Creation Orders or Redemption Orders submitted by any Authorized Participant that is accepted subsequent to the initial acceptance of the failed Redemption Order.  The Administrative Agent, the Warehouse Administrator, each Warehouse-keeper Entity and the Sponsor shall be held harmless against any losses by any Person in connection with such failed Redemption Order, including any Authorized Participant and the Trust.

6.	Fees and Expenses.

(a)           Payment of Sponsor Expenses.  As between the Sponsor and the Trust, the Sponsor shall bear the Sponsor Expenses in return for payment by the Trust to the Sponsor of the Sponsor’s Fee (as defined below).

(b)           Sponsor’s Fee. The Sponsor shall charge the Trust, and the Trust shall pay the Sponsor, a fee (the “Sponsor’s Fee”), which shall accrue daily at an annualized rate equal to [●]% (the “Sponsor’s Fee Percentage”) of the Trust’s Net Asset Value.  The Sponsor’s Fee Percentage may be increased or decreased by the Sponsor at any time upon sixty (60) days’ prior notice to the Administrative Agent without the consent of any Person; provided that the Sponsor shall post a notice of the revised Sponsor’s Fee to the Website at least forty-five (45) days prior to the effective date of any such increase or decrease to the Sponsor’s Fee Percentage.

(c)           Definition and Payment of Trust Expenses.   The Trust shall be responsible for and shall pay all Trust Expenses.  As used herein, the term “Trust Expenses” means:

(i)           the Sponsor’s Fee; and

(ii)           all expenses or obligations of the Trust other than Sponsor Expenses (“Other Expenses”), including:

(A)           all legal fees relating to the ongoing operations of the Trust (other than any such fees borne by the Sponsor as Organizational Expenses);

(B)           all Exchange listing fees (other than any such fees borne by the Sponsor as Organizational Expenses);

(C)           all SEC registration fees (other than any such fees borne by the Sponsor as Organizational Expenses);

(D)           all expenses relating to the preparation and distribution of reports and notices to shareholders, including printing and mailing costs;

(E)           any expenses and fees incurred directly by and reimbursable to the Administrative Agent, the Valuation Agent, the Trustee or the Warehouse-keeper for their respective services to the Trust (other than any such expenses or fees borne by the Sponsor as Periodic Fees);

(F)           any extraordinary expenses of the Trust (including, but not limited to, any indemnification obligations (including indemnification of the Sponsor as provided under Section 6.04(a) of the Trust Agreement), litigation expenses, expenses and costs of any extraordinary services performed by the Sponsor on behalf of the Trust or action taken by the Sponsor to protect the Trust or the interests of Trust’s shareholders and expenses described in Sections 9(c)(ii) and 9(b)(iv) of this Addendum);

(G)           any taxes or other governmental charges payable by the Trust; and

(H)           all expenses relating to the storage of Copper in the Private Account of the Sponsor that is to be liquidated for the payment Other Expenses pursuant to Section 6(f) of this Addendum.

The Sponsor may, in its discretion, incur, in whole or in part, the Other Expenses on behalf of the Trust and/or pay any Other Expense incurred by the Trust.  The Sponsor shall be entitled to reimbursement from the Trust for such Other Expenses in the same manner and to the same extent as any other Person pursuant to the procedures set forth in Section 6(f) of this Addendum.

(d)           Daily Calculation and Processing of Accrued Unpaid Trust Expenses.

(i)           On each Business Day, after the processing of Creation Orders and Redemption Orders, the Administrative Agent shall calculate each category of Accrued Unpaid Trust Expenses.  As of any Business Day, the amount of the accrued unpaid Sponsor’s Fee or accrued unpaid Other Expenses, as applicable, prior to any payment thereof on such Business Day, shall be equal to the amount of such expenses accrued from and excluding the previous payment date for such expenses, to and inclusive of any expenses incurred on such Business Day, plus any carried over unpaid amounts from the previous payment date.

(ii)           Following the Administrative Agent’s calculation of the Accrued Unpaid Trust Expenses pursuant to clause 6(d)(i) above, the Administrative Agent shall process each category of Accrued Unpaid Trust Expenses separately, with the Sponsor’s Fee processed first, in order to determine whether the expenses in each such category shall be paid on such Business Day, in the following manner:

(A)           First, the Administrative Agent shall select, in accordance with the Selection Protocol, the specific Whole Lot of Copper owned by the Trust that is the next Whole Lot available for transfer.

(B)           Second, the Administrative Agent shall determine whether the Accrued Unpaid Trust Expenses in the applicable category equal or exceed the value in U.S. dollars of such identified Whole Lot.

(C)           Third, if the Accrued Unpaid Trust Expenses in the applicable category equal or exceed the value of such identified Whole Lot, the Administrative Agent shall direct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, effectuate the book-entry transfer of such Whole Lot to the applicable Private Account of the Sponsor.

(D)           Fourth, the Administrative Agent shall repeat the steps in clauses 6(d)(ii)(A) through 6(d)(ii)(C) above with respect to the remaining Whole Lots of Copper owned by the Trust to select one or more additional Whole Lots of Copper until the remaining Accrued Unpaid Trust Expenses in the applicable category are less than the value of the next Whole Lot that would be selected.

(iii)           For all determinations relating to the computation of Trust Expenses (except with respect to the determination of proceeds in Section 6(f)(iii) below), Copper shall be valued in accordance with the Valuation Agent’s valuation process as determined by the Valuation Agent in accordance with the Trust’s valuation process for such Business Day.  All determinations made by the Administrative Agent with respect to the computation of Trust Expenses on any Business Day shall be conclusive and, absent manifest error, no revision or correction to any such computation shall be made.

(e)           Payment of Sponsor’s Fee.

(i)           In order to pay the Sponsor’s Fee, the Administrative Agent shall, upon a standing instruction from the Sponsor, instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, effectuate a book-entry transfer of Whole Lots of Copper at the relevant Warehouse Location from the Trust Account to the Sponsor’s Private Account pursuant to the process described in Section 6(d)(ii) above, and the amount of any accrued unpaid Sponsor’s Fee shall be reduced by an amount equal to the value of such Copper (as determined by the Valuation Agent in accordance with the Trust’s valuation process for such Business Day) as of the date of such transfer.

(ii)           Any accrued Sponsor’s Fee that remains unpaid following any such transfer on any Business Day shall be carried forward to the next Business Day as an Accrued Unpaid Trust Expense.

(iii)           The Sponsor may, at any time in its sole discretion, sell for its own account the Copper transferred to its Private Account in payment of the Sponsor’s Fee pursuant to clause 6(e)(i) above, and the value received by the Sponsor in consideration for such sale may be more or less than the value at which such Copper was transferred to the Sponsor.

(f)           Payment of Other Expenses.

(i)           In order to pay accrued unpaid Other Expenses, the Administrative Agent shall, from time to time upon the direction of the Sponsor, instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, effectuate a book-entry transfer of Whole Lots of Copper at the relevant Warehouse Location from the Trust Account to the Sponsor’s Private Account at such Warehouse Location pursuant to the process described in Section 6(d)(ii) above, and such Copper shall be sold and the proceeds applied toward payment of such accrued unpaid Other Expenses.

(ii)           In order to realize cash to pay any such accrued unpaid Other Expenses, the Sponsor shall nominate a broker, in such instance, to assist with the sale of any Whole Lots of Copper that, pursuant to the process described in Section 6(d)(ii) above, have been transferred to a Private Account of the Sponsor.  Any Copper that is transferred to the Sponsor’s Private Account in connection with the payment of Other Expenses, as well as the proceeds from the sale of such Copper, shall continue to be an asset of the Trust, and the Sponsor shall hold such Copper solely as agent for the Trust.  The broker shall be required to seek “best execution” for any such sale, and such broker may consider, among other things, current Copper market conditions, the liquidity in the Copper market, the weight of Copper to be sold, the terms of the available bids for such Copper, and other factors relevant to such sale as such broker, in its sole discretion, considers appropriate at such time.

(iii)

(A)           If the amount of cash realized upon the sale of Copper for the payment of Other Expenses pursuant to clause 6(f)(ii) above exceeds the accrued unpaid amount of such Other Expenses, the Administrative Agent, at the Sponsor’s direction, shall either (1) distribute such excess cash to the shareholders of the Trust in accordance with Section 12 below, (2) pay such excess to the Sponsor as payment for any accrued unpaid Sponsor’s Fee or (3) apply such excess toward any future Sponsor’s Fee as and when it accrues.

(B)           If the amount of cash realized upon the sale of Copper for the payment of Other Expenses pursuant to clause 6(f)(ii) above is less than the accrued unpaid amount of such Other Expenses, the Sponsor shall pay the amount of cash realized upon the sale of such Copper and, with respect to any amount that remains unpaid, the Administrative Agent shall carry such accrued unpaid amount forward to the next Business Day as an Accrued Unpaid Trust Expense.

(g)           Transaction Fees.

(i)           The Administrative Agent shall notify DTC of any change in the Transaction Fee with respect to any Authorized Participant and shall not implement any increase in the Transaction Fee with respect to any Authorized Participant until 30 days after the date of such notice.

7.	Daily Valuation and Reporting.

(a)           Daily Values Calculated by the Administrative Agent

(i)           Net Asset Value.  The Administrative Agent shall calculate Net Asset Value on each Business Day as promptly as practicable after 4:00 p.m. New York City time.

(ii)           NAV per Share.  The Administrative Agent shall calculate NAV per share on each Business Day as promptly as practicable following the calculation of Net Asset Value.

(iii)           Creation Unit Ratio.  On each Business Day, as promptly as practicable after 4:00 p.m. New York City time, the Administrative Agent shall calculate the Creation Unit Ratio that will be effective for the next Business Day. The Creation Unit Ratio shall be determined by the Administrative Agent as follows:

(A)	First, the Administrative Agent shall calculate the aggregate weight in Metric Tons of all the Copper owned by the Trust, after giving effect to

(1) any Creation Orders and (2) any Redemption Orders, but before the selection of any Lots of Copper for the purpose of paying Accrued Unpaid Trust Expenses on such Business Day.  The weight of the Copper delivered into or out of the Trust in connection with Creation Orders and Redemption Orders shall be the weight of such Copper as of the applicable Order Date.

(B)
Second, the Administrative Agent shall calculate the accrued unpaid Sponsor’s Fee, expressed in Metric Tons, owed by the Trust.  The Administrative Agent shall do so by(1) first, calculating the accrued unpaid Sponsor’s Fee in U.S. dollars, (2) second, selecting pursuant to the Selection Protocol (from the population of Whole Lots available in the Trust Accounts) and taking into account their value (including any Locational Premia), the Lots that would need to be transferred or sold to pay such accrued unpaid Sponsor’s Fee in full (including any portion of a Whole Lot, as applicable) and (3) third, calculating the aggregate weight in Metric Tons of such Lots identified in clause (a)(iii)(B)(2) above.

(C)
Third, the Administrative Agent shall calculate all accrued unpaid Other Expenses, expressed in Metric Tons, owed by the Trust. The Administrative Agent shall proceed in so doing by (1) first, calculating all accrued unpaid Other Expenses in U.S. dollars, (2) second, selecting pursuant to the Selection Protocol (from the population of Whole Lots available in the Trust Accounts, excluding for such purposes any Lots used, either in whole or part, in the calculation described in clause (a)(iii)(B) above) and taking into account their value (including any Locational Premia), the Lots that would need to be transferred or sold to pay such accrued unpaid Other Expenses (including any portion of a Whole Lot, as applicable) and (3) third, calculating the aggregate weight in Metric Tons of such Lots identified in clause (a)(iii)(C)(2) above.

(D)
Fourth, the Administrative Agent shall subtract the weights determined pursuant to clauses (a)(iii)(B) and (a)(iii)(C) above from the aggregate weight in Metric Tons of all of the Trust’s Copper determined pursuant to clause (a)(iii)(A) above.

(E)
Fifth, the Administrative Agent shall calculate the Creation Unit Ratio by dividing (x) the weight derived pursuant to clause (a)(iii)(D) above and (y) one-hundredth (1/100) multiplied by the number of Shares then outstanding.

(iv)           Creation Unit Weight.     On each Business Day, as soon as practicable following the calculation of the Creation Unit Ratio, the Administrative Agent shall calculate the Creation Unit Weight that will be effective for the next Business Day by multiplying (x) 25.0 Metric Tons of Copper by (y) the Creation Unit Ratio effective for the next Business Day calculated pursuant to Section 7(a)(iii) of this Addendum.

(b)           Intraday Indicative Values Provided by the Exchange.      On each day on which the Exchange is open for business, the Exchange shall disseminate, approximately every fifteen (15) seconds, two different intraday indicative values for the Shares: the First-Out IIV and the Liquidation IIV.  Such

intraday indicative values shall be calculated and published by the Exchange using data provided to the Exchange by the Administrative Agent (unless stated otherwise).

(i)           First Out IIV.     The Exchange, using data provided to the Exchange by the Administrative Agent (unless stated otherwise), shall calculate the First-Out IIV as follows:

(A)
First, the Exchange shall calculate an indicative price per Metric Ton of Copper in the Cheapest-to-Deliver Location, which shall be the sum of (x) a deemed intraday indicative cash price per Metric Ton of Copper in U.S. dollars based on either a live cash price or a combination of basis swaps and live intraday futures prices, derived by methods and means established by the Exchange, as of the time of such First-Out IIV calculation, and (y) the last available Locational Premium calculated by the Valuation Agent for Copper in the Cheapest-to-Deliver Location on such Business Day (which shall have been provided to the Exchange by the Administrative Agent);

(B)
Second, the Exchange shall calculate an indicative value for a Creation Unit Weight of Copper in the Cheapest-to-Deliver Location by multiplying the value calculated in clause (b)(i)(A) above by the Creation Unit Weight in effect for such Business Day (which shall have been provided to the Exchange by the Administrative Agent); and

(C)
Third, the Exchange shall convert the value obtained in clause (b)(i)(B) above to a U.S. dollar value per Share by dividing the value obtained in clause (b)(i)(B) above by 2,500 (the number of Shares in a Creation Unit).

(ii)           Liquidation IIV.  The Exchange, using data provided to the Exchange by the Administrative Agent (unless stated otherwise), shall calculate the Liquidation IIV as follows:

(A)
First, the Exchange shall determine an indicative price per Metric Ton of Copper reflecting the weighted average price of Copper held in the Trust, calculated as the sum of (x) a deemed intraday indicative cash price per Metric Ton of Copper in U.S. dollars based on either a live cash price or a combination of basis swaps and live intraday futures prices, derived by methods and means established by the Exchange, as of the time of such Liquidation IIV calculation, and (y) the weighted average Locational Premium per Metric Ton, calculated using the Locational Premium calculated by the Valuation Agent for each Warehouse Location in effect for such time for such Business Day, and the number of Metric Tons of Copper held by the Trust at each Warehouse Location on such Business Day (which shall have been provided to the Exchange by the Administrative Agent);

(B)
Second, the Exchange shall calculate an indicative value for a Creation Unit Weight of Copper in the Trust by multiplying the value calculated in  clause (b)(ii)(A) above by the Creation Unit Weight in effect for such Business Day (which shall have been provided to the Exchange by the Administrative Agent); and

(C)
Third, the Exchange shall convert the value obtained in clause (b)(ii)(B) above to a U.S. dollar value per Share by dividing the value obtained in clause (b)(ii)(B) above by 2,500 (the number of Shares in a Creation Unit).

(c)           Daily Reporting on the Website.

(i)           General Information Provided by the Administrative Agent.     Unless otherwise indicated below in this Section 7(c)(i), on each Business Day, as promptly as practicable after 4:00 p.m. New York City time, the Administrative Agent shall, upon receipt from the relevant parties, provide the Sponsor with the following information in an electronic format determined by the Sponsor, which facilitates publication on the Website by the Sponsor:

(A)	the number of outstanding Shares as of the beginning of the Business Day;

(B)	Net Asset Value;

(C)	NAV per share;

(D)	the Locational Premium for each Permitted Warehouse Location, as calculated by the Valuation Agent at 5:00 p.m. London time, quoted in U.S. dollars;

(E)	the price per Metric Ton of Copper in each Warehouse Location where the Trust is permitted to hold Copper;

(F)	the aggregate weight in Metric Tons of all Copper owned by the Trust;

(G)	the aggregate weight in Metric Tons of the Copper owned by the Trust in each Warehouse Location;

(H)	the gross value in U.S. dollars of the Copper owned by the Trust in each Warehouse Location;

(I)	the Creation Unit Ratio; and

(J)	the Creation Unit Weight.

(ii)           Information Relating to Specific Lots of Copper Owned by the Trust.  On each Business Day, as promptly as practicable after 4:00 p.m. New York City time, the Administrative Agent shall, upon receipt from the Warehouse Administrator, provide to the Sponsor a downloadable file to be published on the Website with the following information relating to each Lot of Copper owned by the Trust:

(A)           the unique identification number of such Lot;

(B)           the Warehouse Location in which such Lot is held;

(C)	the brand of such Lot and, if such brand of Copper is not an Acceptable Delivery Brand, an indication that such Lot consists of a brand of Copper that has been de-registered;

(D)           the weight in Metric Tons of such Lot; and

(E)           the date upon which such Lot was delivered to the Trust.

(iii)           Publication and General Information Provided by the Sponsor.  On each Business Day, as promptly as practicable after 4:00 p.m. New York City time, the Sponsor shall publish on the Website the information provided by the Administrative Agent in Sections 7(c)(i) and (ii) above and additionally determine and publish on the Website at such time the percentage premium relative to the LME Settlement Price, determined by the Sponsor utilizing the Locational Premiums provided by the Administrative Agent pursuant to Section 7(c)(i)(D).

(d)  Adjustments, Identified Errors or Omissions.

(i)  If, in respect of the Trust:

(A)           any price, level, variable, input or other matter that is used in any calculation, determination or action relevant to the operation of the Trust (a “Determination”) is subsequently adjusted (an “Adjustment”); or

(B)           the Administrative Agent, the Warehouse Administrator, the Valuation Agent, the Sponsor or any Authorized Participant identifies an error or omission in any Determination (an “Identified Error or Omission”),

then the Sponsor may, if it considers addressing such Adjustment or Identified Error or Omission to be appropriate, determine the action to be taken in respect thereof and instruct any or all of the Administrative Agent, the Warehouse Administrator, the Valuation Agent, any Authorized Participant and the Trust to take such actions as the Sponsor deems appropriate, in accordance with the provisions of subsection (ii) below.

(ii)           In the event of a determination by the Sponsor pursuant to Section 7(d)(i), each of the Administrative Agent, the Warehouse Administrator, the Valuation Agent, any Authorized Participant and the Trust, as applicable, shall use its commercially reasonable best efforts to take action pursuant to the instruction of the Sponsor.  The Sponsor may, but is under no obligation to, provide instructions that attempt to resolve such Adjustment or Identified Error or Omission, if, in the opinion of the Sponsor, such Adjustment or Identified Error or Omission is, one or more of the following:

(A)     of a formal or minor nature;

(B)      a manifest or proven error;

(C)      an ambiguity in this Addendum;

(D)      a defect in the operations of the Trust; or

(E)      an error or omission such that, in the absence of such resolution, the operations of the Trust would not otherwise represent the intended terms of the Trust on which the Shares were sold.

Any such action in connection with addressing any Adjustment or Identified Error or Omission (x) shall be taken and/or effective at or as of such time (including retroactively) and in such manner as the Sponsor deems appropriate, (y) shall be binding on the Administrative Agent, the Warehouse Administrator, the Valuation Agent, the Sponsor, each Authorized Participant, the Trust and each record or beneficial holder of Shares, and (z) shall be the subject of a notification from or on behalf of the Sponsor to each of the Administrative Agent, the Warehouse Administrator, the Valuation Agent and any Authorized Participant, in each case that are affected by such modification (but failure to give such notice, or non-receipt thereof, shall not affect the validity of such action).

(iii)           In determining whether to take any action, or no action, pursuant to any provision of this Section 7(d), the Sponsor shall be entitled in all cases to make such determination in its sole discretion; provided that the Sponsor shall make such determination in good faith and a commercially reasonable manner.

(iv)           Each of the Administrative Agent, the Warehouse Administrator, the Valuation Agent, each Authorized Participant and the Trust hereby acknowledges that any action, or determination not to act, by the Sponsor pursuant to this Section 7(d), may directly or indirectly result in a benefit to the Sponsor or an affiliate of the Sponsor.

(v)           Each of the Administrative Agent, the Warehouse Administrator, the Valuation Agent, each Authorized Participant and the Trust hereby (A) consents to any action taken by the Sponsor pursuant to this Section 7(d) and (B) agrees that the Sponsor shall not be liable to such Person for any loss, damage, expense, liability or claim (“Losses”) arising out of any action taken, or determination not to take action, by the Sponsor pursuant to this Section 7(d), other than Losses that are primarily attributable to gross negligence, recklessness, bad faith, willful misconduct or fraud on the part of the Sponsor.  In the event of any conflict between this Section 7(d) and any other provision of the Agreement, the provisions of this Section 7(d) shall govern.

(vi)           The Trust shall indemnify, defend and hold harmless the Sponsor, the Administrative Agent, the Warehouse Administrator and each Warehouse-keeper Entity (each, a “Service Provider” and collectively, the “Service Providers”) up to the Loss Amount (as defined below) for any loss, damage, expense, liability or claim (including reasonable attorney’s fees, costs and expenses, collectively, “Error-Related Losses”) arising out of or based upon such Service Provider’s actions with respect to this Section 7(d) if:

(A)           one of the Service Providers (other than the Sponsor) informs the Sponsor of the applicable Identified Error or Omission or the Sponsor on its own becomes aware of the applicable Identified Error or Omission;

(B)           one of the Service Providers proposes a course of action to correct such Identified Error or Omission that the Sponsor, acting on behalf of the Trust, determines to be practicable; and

(C)           the Sponsor, acting on behalf of the Trust, elects not to follow the Service Provider’s proposed course of action for any reason, including but not limited to (1) the potential or estimated costs for remedying such Identified Error or Omission outweigh the potential or estimated benefits of correcting such Identified Error or Omission or (2) the proposed course of action requires the coordination or consent of a third party that is unwilling or unable to participate in such course of action.

“Loss Amount” means, with respect to the date on which the applicable Service Provider seeks an indemnity, an amount determined by the Sponsor, acting on behalf of the Trust and in good faith and a commercially reasonable manner, equal to (x) the value of such actual loss, damage, expense, liability or claim as of the date on which such Service Provider seeks such indemnity minus (y) the estimated value of such loss, damage, expense, liability or claim had the Sponsor elected to follow the Service Provider’s proposed course of action for the correction of the applicable Identified Error or Omission.

The Sponsor hereby agrees to take commercially reasonable steps to mitigate Error-Related Losses arising from any Identified Error or Omission; provided, however that it shall not be deemed to be a commercially reasonable step for the Sponsor to make any out-of-pocket payment.

Notwithstanding the foregoing, the Trust shall not indemnify, defend or hold harmless any Service Provider for any Error-Related Losses that arise out of or result from that Service Provider’s gross negligence, fraud or willful misconduct.

(e)           Reliance on the Valuation Agent.  The Sponsor and the Administrative Agent may rely on any valuation furnished by the Valuation Agent in accordance with this Addendum, and the Sponsor and the Administrative Agent shall have no liability or responsibility for such valuation’s accuracy.

8.	Change in Cheapest-To-Deliver-Location.

Upon receipt of notification from the Valuation Agent on any Business Day that the Cheapest-to-Deliver Location has changed, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, reallocate the ownership of all the Copper held in the Trust Accounts and all the Copper held in the Authorized Participants’ Reserve Accounts pursuant to the following procedure (such procedure, the “Cheapest-to-Deliver Rotation Procedure”) prior to the processing of any Creations Orders or Redemption Orders, the calculation of Trust Expenses or the calculation of the Trust’s Net Asset Value by the Administrative Agent on such Business Day:

(a)           First, the Administrative Agent shall rank all of the Authorized Participants, based on the weight of all the Copper held in their respective Reserve Accounts prior to the initiation of the Cheapest to Deliver Rotation Procedure, from largest to smallest.

(b)           Second, the Administrative Agent shall notionally aggregate (i) all of the Divided Lots with (ii) all of the Whole Lots, in each case held in the respective Reserve Accounts and in the respective Trust Accounts to form Initial Aggregated Lots.

(c)           Third, the Administrative Agent shall execute the steps in clauses 8(c)(i) through 8(d) below, processing each Authorized Participant successively, beginning with the Authorized Participant with the greatest sum of respective Reserve Accounts ranked pursuant to Section 8(a) above that has not yet been processed until each Authorized Participant has been processed in the order prescribed pursuant to such Section 8(a).

(i)           The Administrative Agent shall first notionally allocate only Whole Lots, selected in accordance with the Selection Protocol from the notionally Aggregated Lots, to such Authorized Participant, such that the weight in Metric Tons of the Copper notionally allocated to such Authorized Participant is as nearly equal as possible to, but not more than, the original weight of the sum of all the Copper held in such Authorized Participant’s respective Reserve Accounts prior to the commencement of this Cheapest-to-Deliver Rotation Procedure.

(ii)           Next, to the extent that the aggregate weight of the Whole Lots notionally allocated to such Authorized Participant pursuant to clause 8(c)(i) above is less than the original weight of the sum of all the Copper held in such Authorized Participant’s respective Reserve Accounts prior to the commencement of this Cheapest-to-Deliver Rotation Procedure, the Administrative Agent shall (A) select the next available Lot in accordance with the Selection Protocol from the remaining notionally Aggregated Lots (after effectuating the step in clause 8(c)(i) above),(B) notionally allocate a portion of such Lot (i.e., a Fractional Lot), comprising a weight of Copper equal to such difference, to such Authorized Participant and (C) notionally allocate the remainder of such Lot (i.e., the corresponding Fractional Lot) to the Trust.

(iii)           Next, the Administrative Agent shall reduce the number of Aggregated Lots by removing the Whole Lots notionally allocated to such Authorized Participant in clause 8(c)(i) above and the Fractional Lots notionally allocated to such Authorized Participant in clause 8(c)(ii) above from the population of Aggregated Lots (such remaining notional population of Aggregated Lots, at any time, the “Remaining Aggregated Lots”).

(d)           Finally, to the extent that the Whole Lots notionally allocated to each Authorized Participant pursuant to clause 8(c)(i) above and the Fractional Lots notionally allocated to each Authorized Participant pursuant to clause 8(c)(ii) above differ from the Whole Lots and Fractional Lots held in each such Authorized Participant’s respective Reserve Accounts prior to processing such Authorized Participant using this Cheapest-to-Deliver Rotation Procedure, the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator in turn shall, effect the corresponding changes in ownership of the Whole Lots and Fractional Lots held in each such Authorized Participant’s respective Reserve Accounts and the Whole Lots and corresponding Fractional Lots held in the Trust Accounts.

9.	Warehouse Locations.

(a)           Permitted Warehouse Locations.  Pursuant to the terms of the Warehouse Agreements, the Trust, the Sponsor and each Authorized Participant shall be permitted, at any time, to hold Copper at any Permitted Warehouse Location.  The Sponsor shall promptly notify the Valuation Agent of any addition or removal of Warehouse Locations by the Sponsor pursuant to Section 9(b) or Section 9(c) below and promptly deliver to the Valuation Agent a revised Exhibit B.1 to the Valuation Agreement in such instance.

(b)           Addition of Permitted Warehouse Locations.  The Sponsor may add a storage location to the list of Permitted Warehouse Locations on Appendix A to this Addendum (and such storage location shall be added to the list of Permitted Warehouse Locations in each Warehouse Agreement) upon at least five (5) Business Days notice to the Administrative Agent, the Warehouse Administrator, each Authorized Participant and the Valuation Agent only if:

(i)           such storage location is a location in which a Warehouse-keeper Entity is permitted to store Copper (either directly or indirectly through sub-contracting arrangements as described in the Warehouse Agreements), which is a bonded, tax-free zone and the standards for warehousing and security are considered by the applicable Warehouse-keeper Entity to be appropriate or similar to the then-Permitted Warehouse Locations and the applicable Warehouse-keeper Entity agrees to the addition of such location to the list of Permitted Locations;

(ii)           the Valuation Agent (A) confirms to the Sponsor that such storage location has an active trading market that is sufficiently liquid, (B) with respect to any increase in the number of Permitted Warehouse Locations by more than 50% at any one time, consents to such increase and (C)

agrees with the Sponsor to amend the Valuation Agreement to provide valuation services to the Trust for such storage location on the same terms and conditions as the then-Permitted Warehouse Locations;

(iii)           (A) pursuant to the terms of the Warehouse Agreements, the Warehouse-keeper amends such Warehouse Agreements to permit the Trust, each Authorized Participant and the Sponsor to hold Copper at such storage location and (B) the terms and conditions for such storage location are substantially similar to the terms and conditions of the then-Permitted Warehouse Locations;

(iv)           the Sponsor receives confirmation in writing from local counsel at the applicable location (and, in the Sponsor’s reasonable discretion, from other counsel) that (A) the Trust will hold good and valid title to any Copper delivered to the Trust at such storage location pursuant to the terms of the Trust Agreement and the Administrative Agency Agreement and (B) the Trust will not be materially adversely affected by any taxes levied upon the Trust as a result of the addition of such storage location (all fees and expenses incurred in obtaining such advice from legal counsel being borne by the Trust as an Other Expense); and

(v)           the Sponsor receives confirmation in writing from the applicable insurance brokers that the then-existing insurance coverage (if any) provided with respect to the assets of the Trust will apply to a loss incurred at such storage location with no incremental increase in cost to the premium rate payable by the Trust in connection with the Trust’s then-existing insurance coverage (if any).

(c)           Removal of Permitted Warehouse Locations.  The Sponsor and the Valuation Agent shall periodically review the Permitted Warehouse Locations and shall evaluate whether any storage location shall be removed, pursuant to Section 9(c)(i) below, from the list of Permitted Warehouse Locations at such time.

(i)           The Sponsor shall remove a storage location from the list of Permitted Warehouse Locations on Appendix A of this Addendum (and such warehouse location shall be removed by the Warehouse-keeper from the list of Permitted Warehouse Locations on Schedule HB of each Warehouse Agreement) at any time upon at least ten (10) Business Days’ notice to the Trust and each Authorized Participant,

(A)           if the Sponsor determines that, due to the adoption of, or any change in, any applicable law, rule, regulation or order (including, without limitation, any tax law), or the promulgation of, or any change in, any interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order:

(1)           it has become or is likely to become unlawful for the Trust or any Authorized Participant to hold, acquire or dispose of Copper in the applicable Warehouse Location; or

(2)           the Trust or any Authorized Participant may incur a materially increased cost in holding, acquiring or disposing of Copper in the applicable location (including, without limitation, due to any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position).

(B)           upon notice from the Warehouse Administrator to the Sponsor, the Administrative Agent and the Trustee that a Warehouse-keeper Entity intends to discontinue operations in such location or otherwise intends to cease providing services to the Trust at such storage location; or

(C)           upon notice from the Sponsor to the Administrative Agent, the Valuation Agent, the Warehouse Administrator and the Trustee, if the Sponsor has determined, following consultation with the Valuation Agent, that there is a lack of an active trading market for physical Copper at such location.

(ii)           If the Trust holds Copper in a Warehouse Location that is removed from the list of Permitted Warehouse Locations pursuant to Section 9(c), the Sponsor shall arrange for the transportation of such Copper to another Permitted Warehouse Location.  Subject to Section 9(c)(iii)(B) below, the Trust shall bear all costs and expenses in connection with such transportation as an Other Expense.  The Sponsor shall determine the Permitted Warehouse Location to which such Copper shall be transported in its sole discretion and shall consider, among other criteria, the Locational Premia for each potential Permitted Warehouse Location and the cost of transporting such Copper to such Permitted Warehouse Location.

(iii)           If an Authorized Participant holds Copper at a Warehouse Location that is removed from the list of Permitted Warehouse Locations pursuant to Section 9(c),

(A)           (1) first, such Authorized Participant shall, within five (5) Business Days of receipt of notice of such removal, instruct the Warehouse Administrator to transfer via book entry all Whole Lots of Copper, if any, held by such Authorized Participant in such Authorized Participant’s Reserve Account at such Warehouse Location to such Authorized Participant’s Private Account at such Warehouse Location and (2) next, the Authorized Participant and the relevant Warehouse-keeper Entity shall cooperate in order to physically remove all Whole Lots of Copper held in such Authorized Participant’s Private Account at such Warehouse Location in accordance with the terms of such Authorized Participant’s Warehouse Agreement; and

(B)           the Administrative Agent shall instruct the Warehouse Administrator to, and the Warehouse Administrator shall, reallocate any Fractional Lot of Copper held in such Authorized Participant’s Reserve Account at such Warehouse Location to the Permitted Warehouse Location selected by the Sponsor in accordance with Section 9(c)(ii) (the cost of transportation of the Divided Lot to which such Fractional Lot pertains being apportioned by the Administrative Agent, upon instruction from the Sponsor, between such Authorized Participant and the Trust pro rata to the fractions held by each in such Divided Lot).

Except as otherwise set forth in clause (B) above, such Authorized Participant shall bear all costs and expenses in connection with the removal of such Copper in accordance with this Section 9(c)(iii).

10.	Suspensions.

(a)           The Administrative Agent shall, when directed by the Sponsor, suspend the creation, issuance, delivery or registration of transfers of Shares, and may refuse a particular deposit or transfer of Shares at any time, if the Sponsor determines it to be advisable for any reason.

(b)           At the direction of the Sponsor, the Administrative Agent shall suspend the right of redemption, or postpone the redemption settlement date:

(i)           for any period during which the Exchange or the LME is closed other than customary weekend or holiday closings, or during which trading on the Exchange or the LME is suspended or restricted;

(ii)           for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Copper is not reasonably practicable; or

(iii)           for such other period as the Sponsor determines in its sole discretion to be necessary for the protection of shareholders or, at the Sponsor’s election, any creditor.

(c)           The Warehouse Administrator shall, with respect to any or all Warehouse-keeper Entities or Permitted Warehouse Locations, when directed by the Sponsor, suspend the transfer of Copper to or from the Trust or any Authorized Participant or the Sponsor, as applicable, if the Sponsor at any time determines it to be advisable for any reason, and shall promptly notify the Administrative Agent of any such suspension.  Any Creation Order or Redemption Order that has already been accepted by the Administrative Agent prior to the receipt of such notice shall, to the extent possible, be processed accordingly.

(d)           The Warehouse Administrator may, with respect to any or all Warehouse-keeper Entities or Permitted Warehouse Locations, in its discretion, suspend the transfer of Copper to or from the Trust, any Authorized Participant or the Sponsor, as applicable:

(i)           for any period during which an emergency exists as a result of which transfer, delivery, disposal or evaluation of Copper is not commercially practicable; or

(ii)           if, in each case, in the reasonable opinion of counsel to the Warehouse Administrator, such transfer or allocation may be contrary to applicable law, rule or regulation.

11.	Amendment.

(a)           Notwithstanding any provision in this Agreement, the Sponsor may amend any provision of this Addendum without the consent of any other Person; provided that (i) no such amendment shall be effective against the Trustee, the Warehouse Administrator, any Warehouse-keeper Entity, the Administrative Agent, the Valuation Agent or any Authorized Participant without the consent of such Person, if such Person is adversely affected thereby in any material respect and (ii) no such amendment shall cause the Trust to fail to be classified as a grantor trust for U.S. federal income tax purposes.

(b)           Notwithstanding Section 11(a), Appendix A of this Addendum shall be amended by the Sponsor at any time to reflect the addition or removal of Permitted Warehouse Locations pursuant to Sections 9(a) and 9(c), respectively, of this Addendum.

(c)           The Administrative Agent shall give prompt notice to the Trustee, the Warehouse Administrator, the Valuation Agent and each Authorized Participant of any amendment to this Addendum effected pursuant to this Section 11.

12.	Distributions.

(a)           Unless otherwise stated in this Addendum, any cash proceeds or other non-Copper assets held or received by the Sponsor or the Administrative Agent on behalf of the Trust (including, without limitation, any cash proceeds or other non-Copper assets arising pursuant to Section 6(f)(iii)(A) or from any recovery under any insurance policy (if any)) shall be distributed by the Administrative Agent at the direction of the Sponsor to the shareholders of the Trust in accordance with the terms of the Trust Agreement and the Administrative Agency Agreement.

13.	Dissolution of the Trust.

(a)           The Sponsor may appoint the Administrative Agent (who in turn shall accept any such appointment) to act on the Sponsor’s behalf and on the Sponsor’s instruction with respect to any of the Sponsor’s duties under Section 8.02 of the Trust Agreement, including, without limitation, with respect to dissolution of the Trust, provision of written notice of dissolution to the shareholders of the Trust and the winding up of the business and affairs of the Trust, each in accordance with the terms of the Trust Agreement.

Appendix A

Permitted Warehouse Locations

Netherlands (Rotterdam)

Singapore (Singapore)

South Korea (Busan and Gwangyang)

United States of America (Baltimore, Chicago and New Orleans)

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Appendix B

J.P. MORGAN PHYSICAL COPPER TRUST
CREATION/REDEMPTION ORDER FORM

CONTACT INFORMATION FOR ORDER EXECUTION:
Telephone order number:  ([•]) [•]
Fax order number:  ([•]) [•]

Participant must complete all items in Part I.  The Administrative Agent in its discretion may reject any order not submitted in proper form.

I.  TO BE COMPLETED BY PARTICIPANT:

Account #_____________________

Date:_________________________	Time:_________________________

Broker Name:____________________	Authorized Participant Firm Name:_________________________

DTC Participant Number:______________	Fax Number:_________________________

Telephone Number: _________________	Symbol:_________________________

Type of order (Check Creation or Redemption please)	☐ Creation ☐ Redemption

Number of Whole Lots / Creation Units_________	Number written out: ________

Weight in Metric Tons to be Delivered_________	Weight written out:____________

Metal Clearing Agent: ☐ Henry Bath Group ☐ Other (please specify clearing agent): ____________

Creation Order Lot Identification Information

Lot	Lot Number	Brand	Delivery Location	Weight in Metric Tons
01.
02.
03.
04.
05.
06.
07.
08.
09.
10.
11.
12.
13.

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14.
15.
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Transaction Fee due for Purchase or Creation Order: US$ ________________________________________________________________

This Creation Order or Redemption Order is subject to the terms and conditions of the Trust Agreement of the Trust as currently in effect and the Authorized Participant Agreement between the Authorized Participant, the Trust and the Sponsor.  All representations and warranties of the Authorized Participant set forth in the applicable Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Authorized Participant Agreement and that he/she is authorized to deliver this Creation Order or Redemption Order to the Administrative Agent on behalf of the Authorized Participant.  The Authorized Participant acknowledges and agrees that (1) once accepted by the Administrative Agent, this Creation Order or Redemption Order will become a legally binding contract for the delivery by the Authorized Participant of the Creation Unit Weight of Copper per Creation Unit (for a Creation Order), or the number of Creation Units (for a Redemption Order) indicated above, and (2) any taxes (including Value Added Taxes) incurred in connection with this transaction will be the responsibility of, and will be reimbursed upon demand by the Trust or the Sponsor by, the Authorized Participant if required pursuant to the Authorized Participant Agreement.  The Authorized Participant hereby instructs the Warehouse Administrator to transfer Copper in accordance with this Creation Order or Redemption Order, the Authorized Participant Agreement and the relevant Warehouse Agreements.  The Authorized Participant further acknowledges the standing instruction in the applicable Authorized Participant Agreement giving the Administrative Agent the right to instruct the Warehouse Administrator to transfer Copper to or from the Authorized Participant’s relevant Reserve Account(s) in satisfaction of any Creation Overweight or Creation Underweight, if applicable.

Authorized Representative’s Signature	Date

Administrative Agent Endorsement:

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